Exhibit 10.8

STANDARD MULTI-TENANT LEASE FORM

(NET LEASE FORM)

THIS LEASE, dated January 7, 1998, for reference purposes only, is made by and between PEN ASSOCIATES NO. 2, LLC, a California limited liability company, and LAKEHOUSE, LLC, a California limited liability company as Tenants in Common (“Landlord”) and ArcSoft, Inc., a California Corporation (“Tenant”), to be effective and binding upon the parties as of the date the last of the designated signatories to this Lease shall have executed this Lease (the “Effective Date of this Lease”).

ARTICLE 1

REFERENCES

1.1 REFERENCES: All references in this Lease (subject to any further clarifications contained in this Lease) to the following terms shall have the following meaning or refer to the respective address, person, date, time period, amount, percentage, calendar year or fiscal year as below set forth:

A.	Tenant’s Address for Notices:	46601 – 46605 Fremont Blvd., Fremont, CA 94538
B.	Tenant’s Representative:	Michael Deng
	Business Phone Number:	(510) 440-9901
	Home Phone Number:	(510) 713-9784
	Home Address:	5465 Ridgewood Dr. Fremont
C.	Landlord’s Address for Notice:	1285 Oakmead Parkway, Sunnyvale, CA 94086
D.	Landlord’s Representative:	William N. Neidig
	Phone Number:	(408) 730-5500
E.	Intended Commencement Date:	February 15, 1998 /s/ [initials illegible]
F.	Intended Term:	Five (5) Years
G.	Lease Expiration Date:	Five (5) years following the Actual Lease Commencement Date
H.	Tenant’s Punchlist Period:	Five business days from delivery of The Premises to Tenant
I.	First Month’s Prepaid Rent:	$24,576.00
J.	Last Month’s Prepaid Rent:	None
K.	Tenant’s Security Deposit:	$78,730.00
L.	Late Charge Amount:	Ten (10%) Percent of the late amount(s)
M.	Tenants Liability Coverage:	Three Million ($3,000,000) Dollar Single Limit
N.	Undesignated and non-exclusive number of Parking Spaces: 65

O. Leased Premises: That certain space which is a portion of the combination of buildings containing 108,757 square feet of leasable area referred to as Renco 60 (the “Project” or the “Property”), which space is shown outlined in red on the Floor Plan attached hereto as Exhibit ”B” consisting of approximately 16,674 square feet of leasable area measuring to the outside edge of the outside walls and drip lines, including a prorata share of the electrical room and other common spaces and, for purposes of this Lease, agreed between Landlord and Tenant to contain said number of square feet. The Leased Premises are commonly known by address as follows: 46601 - 46605 Fremont Blvd., Fremont California, 94538.

P. Base Monthly Rent: The term “Base Monthly Rent” shall mean the amount of rent due and payable on the first day of each month of the Lease Term which for purposes of this Lease is agreed to be the monthly sum of Twenty Four Thousand Five Hundred Seventy Six Dollars ($24,576.00) for each full month of the first year of the Lease Term, Twenty Five Thousand Four Hundred Ten Dollars ($25,410.00) for each full month of the second year of the Lease Term, Twenty Six Thousand Two Hundred Forty Three Dollars ($26,243.00) for each full month of the third year of the Lease Term, Twenty Seven Thousand Seventy Seven Dollars ($27,077.00) for each full month of the fourth Lease Year, and Twenty Seven Thousand Nine Hundred Ten Dollars ($27,910.00) for each full month of the fifth Lease Year. Any partial month shall be prorated on the basis of a 30 day month.

Q. Permitted Use: The term “Permitted Use” shall mean that Landlord and Tenant agree that Tenant shall use the Premises for: manufacture, assembly, repair, sales, and distribution of electronic parts and components, and related office and support functions and for no other use

R.	Exhibits:	The term “Exhibits” shall mean the Exhibits to this Lease which are described as follows:

	Exhibit “A” -	Site Plan showing the “Project” (or “Property”) and delineating the Building in which the Leased Premises are located.

	Exhibit “B” -	Floor Plan outlining the Leased Premises.

	Exhibit “C” -	Subordination Agreement

	Exhibit “D” -	Estoppel Certificate

	Exhibit “E” -	Acceptance Agreement

	Exhibit “F” -	Tenant Improvements

	Exhibit “G” -	Sign Criteria

S.	Addenda:	The term “Addenda” shall mean the Addendum (or Addenda) to this Lease which is (or are) described as follows:

ARTICLE 2

LEASED PREMISES, TERM AND POSSESSION

2.1 LEASE OF PREMISES: Landlord hereby leases to Tenant and Tenant hereby leases from Landlord that certain interior space described above as the Leased Premises (or “Premises”). Landlord reserves the right to install, maintain, use and replace ducts, wires, conduits and pipes leading through the Leased Premises in locations which will not materially interfere with Tenant’s use of the Leased Premises. Tenant’s use of the Leased Premises, together with the appurtenant right to use the Common Areas shall be conditioned upon and be subject to the continuing compliance by Tenant with (i) all the terms and conditions of the Lease, (ii) all Laws governing the use of the Leased Premises and the Project, (iii) all Private Restrictions, easements and other matters now of public record respecting the use of the Leased Premises and the Project, and (iv) all reasonable rules and regulations from time to time established by Landlord.

2.2 RIGHT TO USE COMMON AREAS: As an appurtenant right to Tenant’s right to the use of the Leased Premises, Tenant shall have the non-exclusive right to use the Common Areas in conjunction with other tenants of the Project and their invitees. Landlord has entered into a short term lease with the County of Alameda which lease permits Landlord to use a portion of the County flood control channel for active and passive recreational uses. The land leased to Landlord by the County is identified on Exhibit A as “Alameda County Property”. The Alameda County property is not a part of the Property or Project that is the subject of this Lease. Tenant, may use the Alameda County Property for recreational purposes on a non exclusive basis in conjunction with other tenants of the Project, their invitees, and other parties who Landlord permits to so use the Alameda County Property. Landlord may, at any time in its sole discretion, impose rules for the use of the Alameda County Property, with which rules Tenant shall comply. Landlord may, at any time, in its sole discretion, revoke Tenant’s right to use the Alameda County Property. Landlord may continue to permit others to use the Alameda County Property even if Landlord terminates Tenant’s right to use the Alameda County Property. Tenant acknowledges that the improvements constructed on the Alameda County Property may be removed at any time, and that either Landlord or the County of Alameda may terminate Landlord’s lease of the Alameda County Property at any time, and Tenant acknowledges that revocation of Tenant’s right to use the Alameda County Property shall not alter or diminish any of Tenant’s obligations under this Lease.

2.3 LEASE COMMENCEMENT DATE AND LEASE TERM: The term of this Lease shall begin, and the Lease Commencement Date shall be deemed to have occurred, on the Intended Commencement Date (as set forth in Article 1.1 unless Landlord is unable to deliver possession of the Leased Premises to Tenant on the Intended Commencement Date, in which case the Lease Commencement Date shall be as determined pursuant to Article 2.4 below.

2.4 DELIVERY OF POSSESSION: Landlord shall use its best efforts to deliver to Tenant possession of the Leased Premises on or before the Intended Commencement Date in its presently existing condition, broom clean and ready to occupy. If Landlord is unable to so deliver possession of the Leased Premises to Tenant on or before the Intended Commencement Date, for whatever reason, Landlord shall not be in default under this Lease, nor shall this Lease be void, voidable or cancelable by Tenant until the lapse of sixty days after the Intended Commencement Date (the “delivery grace period”) however, the Lease Commencement Date shall not be deemed to have occurred until such date as Landlord notifies Tenant that the Leased Premises are ready for occupancy. The term of the Lease shall be extended by the delay time. If Landlord is unable to deliver possession of the Leased Premises to Tenant within the described delivery grace period, then Tenant’s sole remedy shall be to cancel and terminate this Lease in which case Landlord shall refund all of Tenants deposits (less costs incurred by Landlord for commissions or interior improvements) provided the delay shall not have been caused by Tenant, and in no event shall Landlord be liable to Tenant for such delay. Tenant may not cancel this Lease at any time after the date Landlord notifies Tenant the Leased Premises are Ready for Occupancy.

2.5 ACCEPTANCE OF POSSESSION: Upon the expiration of Tenant’s Punchlist Period, Tenant shall be conclusively deemed to have accepted the condition of the Leased Premises in their then-existing condition as so delivered by Landlord to Tenant, except as to those items reasonably set forth in the punchlist submitted to Landlord prior to the expiration of said period. Landlord agrees to correct all items reasonably set forth in Tenant’s punchlist, provided that such punchlist was submitted to Landlord within Tenant’s Punchlist Period. Additionally, Landlord agrees to place in good working order all existing plumbing, lighting, heating, ventilating and air conditioning systems within the Leased Premises and all man doors and roll-up truck doors serving the Leased Premises to the extent that such systems and/or items are not in good operating condition as of the date Tenant accepts possession of the Leased Premises; provided that, and only if, Tenant notifies Landlord in writing of such failures or deficiencies within five business days from the date Tenant so accepts possession of the Leased Premises.

2.6 SURRENDER OF POSSESSION: Immediately prior to the expiration or sooner termination of this Lease, Tenant shall remove all of Tenant’s signs from the exterior of the Building and shall remove all of Tenant’s equipment, trade fixtures, furniture, supplies, wall decorations and other personal property from the Leased Premises, and shall vacate and surrender the Leased Premises to Landlord in the same condition, broom clean and freshly repainted, as existed at the Lease Commencement Date. Landlord, at Tenant’s expense, shall retain a mechanical contractor to service all heating, ventilation and air conditioning equipment, and Tenant shall pay the cost to restore (or replace as required), said equipment to good working order. Tenant shall repair all damage to the Leased Premises caused by Tenant or by Tenant’s removal of Tenant’s property and all damage to the exterior of the Building caused by Tenant’s removal of Tenant’s signs. Tenant shall patch and refinish, to Landlord’s reasonable satisfaction, all penetrations made by Tenant or its employees to the floor, walls or ceiling of the Leased Premises, whether such penetrations were made with Landlord’s approval or not. Tenant shall replace all stained or damaged ceiling tiles and shall repair or replace, as necessary, all wall coverings and clean or replace, as may be required, floor coverings to the reasonable satisfaction of Landlord. Tenant: shall replace all burned out light bulbs and damaged or stained light lenses, and shall repaint all painted walls. Tenant shall repair all damage caused by Tenant to the exterior surface of the Building and the paved surfaces of the outside areas adjoining the Leased Premises and, where necessary, replace or resurface same. Additionally, Tenant shall, prior to the expiration or sooner termination of this Lease, remove any improvements constructed or installed by Tenant which Landlord requests be so removed by Tenant and repair all damage caused by such removal. If the Leased Premises are not surrendered to Landlord in the condition required by this Article at the expiration or sooner termination of this Lease, Landlord may, at Tenant’s expense, so remove Tenant’s signs, property and/or improvements not so removed and make such repairs and replacements not so made or hire, at Tenant’s expense, independent contractors to perform such work. Tenant shall be liable to Landlord for all costs incurred by Landlord in returning the Leased Premises to the required condition and Tenant shall be deemed to have impermissibly held over until such time as such required work is completed. Tenant shall pay Base Monthly Rent and Additional Rent in accordance with the terms of Section 13.2 (Holding Over) until such work is completed.

ARTICLE 3

RENT, LATE CHARGES AND SECURITY DEPOSITS

3.1 BASE MONTHLY RENT: Commencing on the Lease Commencement Date and continuing throughout the Lease Term, Tenant shall pay to Landlord, without prior written or oral demand in advance on the first day of each calendar month, as base monthly rent, the amount set forth as “Base Monthly Rent” in Article 1

3.2 ADDITIONAL RENT: Commencing on the Lease Commencement Date and continuing throughout the Lease Term, in addition to the Base Monthly Rent, Tenant shall pay to Landlord as additional rent (the “Additional Rent”) Tenant’s Proportionate Share of all Building Operating Expenses (as defined in Article 13). Payment shall be made by one of the following methods: Landlord may bill to Tenant, on a periodic basis not more frequently than monthly, Tenant’s Proportionate Share of such expenses (or group of expenses) as paid or incurred by Landlord, and Tenant shall pay such share of such expenses within ten days after receipt of a written bill therefore from Landlord; and/or Landlord may budget the annual projected expenses and bill to Tenant on a monthly basis, one-twelfth of the annual amount. If Landlord elects the latter of the alternatives, Landlord shall reconcile the budgeted amounts with the actual amounts on an annual basis during the first quarter of the subsequent year and bill Tenant for any additional amounts or credit Tenant any overpayments against future Additional Rent amounts.

3.3 LATE CHARGE AND INTEREST ON RENT IN DEFAULT: Tenant acknowledges that the late payment by Tenant of any monthly installment of Base Monthly Rent or any Additional Rent will cause Landlord to incur certain costs and expense not contemplated under this Lease, the exact amounts of which are extremely difficult or impractical to fix. Such costs and expenses will include, without limitation, administration and collection costs and processing and accounting expenses. If any installment of Base Monthly Rent or Additional Rent is not received by Landlord from Tenant within six calendar days after the same becomes due, Tenant shall immediately pay to Landlord a late charge in an amount equal to ten percent of the amounts due and not so paid. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the anticipated loss Landlord would suffer by reason of Tenant’s failure to make timely payment. In no event shall this provision for a late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any rental installment or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant’s failure to pay each rental installment due under this Lease when due. If any rent remains delinquent for a period in excess of six calendar days, then, in addition to such late charge, Tenant shall pay to Landlord interest on any rent that is not so paid from said sixth day at the then maximum rate of interest not prohibited by Law until paid.

3.4 PAYMENT OF RENT: All rent shall be paid without any abatement, deduction or offset for any reason whatsoever, to Landlord at such address as Landlord may designate from time to time. Tenant’s obligation to pay Base Monthly Rent and all Additional Rent shall be prorated at the commencement and expiration of the Lease Term. The failure by Tenant to pay any Additional Rent as required pursuant to this Lease when due shall be treated the same as a failure by Tenant to pay Base Monthly Rent when due, and Landlord shall have the same rights and remedies against Tenant as Landlord would have if Tenant failed to pay the Base Monthly Rent when due.

3.5 SECURITY DEPOSIT: Upon signing this Lease, Tenant shall immediately deposit with Landlord the amount set forth in Article 1 as the “Security Deposit” as security for the performance by Tenant of the terms of this Lease and not as prepayment of rent. Landlord may apply such portion or portions of the Security Deposit as are reasonably necessary for the following purposes: (i) to remedy any default by Tenant in the payment of Base Monthly Rent or Additional Rent or a late charge or interest on defaulted rent; (ii) to repair damage to the Leased Promises caused by Tenant; (iii) to clean and repair the Leased Promises following their surrender to Landlord if not surrendered in the condition required pursuant to the provisions of Article 2; and (iv) to remedy any other default of Tenant to the extent permitted by Law including, without limitation, paying in full on Tenant’s behalf any sums claimed by materialmen or contractors of Tenant to be owing to them by Tenant for work done or improvements made at Tenant’s request to the Leased Premises. Tenant shall not be entitled to any interest on the Security Deposit. If Landlord transfers the Building during the Lease Term, Landlord may pay the Security Deposit to any subsequent owner in conformity with the California Civil Code, in which event the transferring landlord shall be released from all liability for the return of the Security Deposit. In no event shall the Security Deposit, or any portion thereof, be considered prepaid rent.

ARTICLE 4

USE OF LEASED PREMISES AND COMMON AREAS

4.1 PERMITTED USE: Tenant shall be entitled to use the Leased Promises solely for the “Permitted Use” as set forth in Article 1 and for no other purpose whatsoever. Subject to the limitations contained in this Article 4, Tenant shall have the right to use the Common Areas, in conjunction with other tenants and during normal business hours, solely for the purposes for which they were intended and for no other purposes whatsoever. Tenant shall not have the right to use the exterior surfaces of exterior walls.

4.2 GENERAL LIMITATIONS ON USE: Tenant shall not do or permit anything to be done in or about the Leased Promises, the Building, the Common Areas or the Project which does or could (i) interfere with the rights of other tenants or occupants of the Building or the Project, (ii) jeopardize the structural integrity of the Building or the Project, or (iii) cause damage to any part of the Building or the Project. Tenant shall not operate any equipment within the Leased Premises which does or could (i) injure, vibrate or shake the Leased Promises or the Building, (ii) damage, overload, corrode, or impair the efficient operation of any electrical, plumbing, sewer, heating, ventilating or air conditioning systems within or servicing the Leased Premises or the Building or (iii) damage or impair the efficient operation of the sprinkler system (if any) within or servicing the Leased Premises or the Building. Tenant shall not install any equipment or antennas on or make any penetrations of the exterior walls or roof of the Building. Tenant shall not affix any equipment to or make any penetrations or cuts in the floor, ceiling or walls of the Leased Premises. Tenant shall not place any loads upon the floors, walls, ceiling or roof systems which could endanger the structural integrity of the Building or damage its floors, foundations or supporting structural components. Tenant shall not place any explosive, flammable or harmful fluids, including Hazardous Materials in any sanitary or storm sewer or place any waste materials in the storm drainage systems of the Building or the Project. Tenant shall not drain or discharge any fluids in the landscaped areas or across the paved areas of the Project. Tenant shall not use any area located outside the Leased Premises for the storage of its materials, supplies, inventory or equipment, and all such materials, supplies, inventory and equipment shall at all times be stored within the Leased Premises. Tenant shall not commit nor permit to be committed any waste in or about the Leased Premises, the Common Areas or the Project.

4.3 NOISE AND EMISSIONS: All noise generated by Tenant in its use of the Leased Premises shall be confined or muffled so that it does not interfere with the businesses of or annoy other tenants of the Building or the Project. All dust, fumes, odors and other emissions generated by Tenant’s use of the Leased Premises shall be sufficiently dissipated in accordance with sound environmental practices and exhausted from the Leased Premises in such a manner so as not to interfere with the businesses of or annoy other tenants of the Building or the Project, or cause any damage to the Leased Premises or the Building or any component part thereof or the property of other tenants of the Building or the Project.

4.4 TRASH DISPOSAL: Tenant shall provide trash and garbage disposal facilities inside the Leased Premises for all of its trash, garbage and waste requirements unless Landlord shall have provided fenced areas for “dumpsters” and shall cause such trash, garbage and waste to be regularly removed from the Leased Premises at Tenant’s sole cost. Tenant shall keep all areas outside the Leased Premises and all fire corridors and mechanical equipment rooms in or about the Leased Premises free and clear of all trash, garbage, waste and boxes containing same at all times.

4.5 PARKING: Tenant and its employees and invitees shall have the non-exclusive right to use, only the number of parking spaces set forth in Article 1 as “Tenant’s Number of Parking Spaces”. Tenant shall not, at any time, use or permit its employees or invitees to use more parking spaces than the number so allocated to Tenant. Tenant shall not have the exclusive right to use any specific parking space, and Landlord reserves the right to designate from time to time the location of the parking spaces allocated for Tenant’s use. In the event Landlord elects or is required by any Law to limit or control parking within the Project, whether by validation of parking tickets or any other method, Tenant agrees to participate in such validation or other program as reasonably established by Landlord. Tenant shall not, at any time, park or permit to be parked any trucks or vehicles adjacent to entryways or loading areas within the Project so as to interfere in any way with the use of such areas, nor shall Tenant, at any time, park or permit the parking of Tenant’s trucks or other vehicles, or the trucks and vehicles of Tenant’s suppliers or others, in any portion of the Common Areas not designated by Landlord for such use. Tenant shall not, at any time, park or permit to be parked any recreational vehicles, inoperative vehicles or equipment on any portion of the common parking area or other Common Areas of the Project. Tenant agrees to assume responsibility for compliance by its employees and invitees with the parking provisions contained herein. Tenant hereby authorizes Landlord, at Tenant’s sole expense, to tow away from the Project and store until redeemed by its owner any vehicle belonging to Tenant or Tenant’s employees parked in violation of these provisions.

4.6 SIGNS: Tenant shall not place or install on or within any portion of the Leased Premises, the Building, the Common Areas or the Project any sign (other than a business identification sign first approved by Landlord in accordance with this Article), advertisements, banners, placards or pictures which are visible from the exterior of the Leased Premises. Tenant shall not place or install on or within any portion of the Leased Premises, the Building, the Common Areas or the Project any business identification sign which is visible from the exterior of the Leased Premises until Landlord shall have first approved in writing the location, size, content, design, method of attachment and material to be used in the making of such sign. Any signs, once approved by Landlord, shall be installed only in strict compliance with Landlord’s approval, at Tenant’s expense, using a person first approved by Landlord to install same. Landlord may remove any signs (not first approved in writing by Landlord), advertisements, banners, placards or pictures so placed by Tenant on or within the Leased Premises, the Building, the Common Areas or the Project and charge to Tenant the cost of such removal, together with any costs incurred by Landlord to repair any damage caused thereby, including any cost incurred to restore the surface upon which such sign was so affixed to its original condition. Tenant shall remove any such signs, repair any damage caused thereby, and restore the surface upon which the sign was affixed to its original condition, all to Landlord’s reasonable satisfaction, upon the termination of this Lease.

4.7 LANDLORD’S RIGHT TO ENTER: Landlord and its agents shall have the right to enter the Leased Premises during normal business hours and subject to Tenant’s reasonable security measures for the purpose of (i) inspecting the same; (ii) supplying any services to be provided by Landlord to Tenant; (iii) showing the Leased Premises to prospective purchasers, mortgagees or tenants: (iv) making necessary alterations, additions or repairs; (v) performing any of Tenant’s obligations when Tenant has failed to do so after giving Tenant reasonable written notice of its intent to do so; and (vi) posting notices of non-responsibility or “For Lease” or “For Sale” signs. Additionally, Landlord shall have the right to enter the Leased Premises without notice to Tenant at times of emergency.

4.8 CONTROL OF COMMON AREAS: Landlord shall at all times have exclusive control of the Common Areas including without limitation, the right to prohibit mobile food and beverage or other vendors from entering the Property.

4.9 RULES AND REGULATIONS: Landlord shall have the right from time to time to establish reasonable rules and regulations regarding the use of the Common Areas. Upon delivery to Tenant of a copy of such reasonable rules and regulations, Tenant shall comply with such rules and regulations.

4.10 OUTSIDE AREAS: No materials, pallets, supplies, tanks or containers whether above or below ground level, equipment, finished products or semi-finished products, raw materials, inoperable vehicles or articles of any nature shall be stored upon or permitted to remain outside of the Leased Premises except in fully fenced and screened areas outside the Building which have been designed for such purpose and have been approved in writing by Landlord for such use by Tenant.

4.11 HAZARDOUS MATERIALS: Landlord and Tenant agree that with respect to the existence or use of Hazardous Materials (as defined as such under current laws or regulations as may be amended from to time) on the Property, any handling, transportation, storage, treatment, disposal or use of Hazardous Materials, in any amount, by Tenant, Tenant’s agents, or any other party associated with Tenant must be absolutely and completely disclosed to and approved in writing by Landlord prior to its arrival in the Premises. Landlord may uncontestably withhold Landlord’s approval at Landlord’s sole discretion. Any withholding from Landlord of information relating to Hazardous Materials used or stored by Tenant shall constitute a material default under the terms of the Lease and shall be cause for lease termination at Landlord’s option. Any use or storage of any disclosed Hazardous Materials in or about the Property, which use or storage shall have been approved by Landlord, shall strictly comply with all applicable Hazardous Materials laws. Tenant shall, upon request by Landlord, provide proof of approvals by the governing authorities. Landlord’s consent or approval once given shall not constitute approval for any subsequent bringing of Hazardous Materials onto the Premises or Project. Tenant shall indemnify, defend upon demand with counsel reasonably acceptable to Landlord, and hold harmless Landlord from and against any and all liabilities, losses, claims, damages, lost profits, consequential damages, interest, penalties, fines, court costs, remediation costs, investigation costs, and other expenses which result from or arise in any manner whatsoever out of the use, storage, treatment, transportation, release, or disposal of Hazardous Materials on or about the Leased Premises or the Property by Tenant, Tenant’s agents, permitees, or invitees. If the presence of Hazardous Materials on the Leased Premises, the Building, or the Project caused or permitted by Tenant’ Tenant’s agents, permitees, or invitees result in contamination or deterioration to any extent of water, soil, or any part of the Leased Premises, the Building, or the Project, then Tenant shall promptly take any and all action necessary to remove said Hazardous Materials and to return the Project (and any other property of whatever nature) to their condition existing prior to the appearance of such Hazardous Materials. Landlord may at any time and at Tenant’s sole cost perform any tests or investigations (including the installation of testing wells) it deems appropriate to determine the presence of Hazardous Materials on the Project. The terms of this clause shall survive the expiration or sooner termination of this Lease. In the event that any containers of Hazardous Materials appear upon the Property or the Premises, or materials are spilled upon the Property or the Premises, the responsibility for which cannot be reasonably determined, Landlord is hereby authorized to remove the containers or the spilled materials, and Tenant shall, upon demand by Landlord, reimburse Landlord for any costs associated with such removal and any repairs required by virtue of such removal. If such removal and subsequent cost associated with such removal cannot be reasonably attributed to a specific space within the Project, the costs shall be apportioned on a pro-rata basis among all tenants in the Project.

ARTICLE 5

REPAIRS, MAINTENANCE, SERVICES AND UTILITIES

5.1 REPAIR AND MAINTENANCE: The parties shall have the following obligations and responsibilities with respect to the repair and maintenance of the Leased Premises, the Building and the Common Areas.

A. Tenant’s Obligation: Tenant shall, at all times during the Lease Term and at its sole cost and expense, regularly clean and continuously keep and maintain in good order, condition and repair the Leased Premises and every part thereof and all appurtenances thereto, including, without limiting the generality of the foregoing, (i) all interior walls, floors and ceilings, (ii) all windows, doors and skylights, (iii) all electrical wiring, conduits, connectors and fixtures, (iv) all plumbing, pipes, sinks, toilets, faucets and drains, (v) all lighting fixtures, bulbs and lamps, (vi) all heating, ventilating and air conditioning equipment located within the Leased Premises or located outside the Leased Premises (e.g. rooftop compressors) and serving the Leased Premises and (vii) all entranceways to the Leased Premises. Tenant, if requested to do so by Landlord, shall hire, at Tenant’s sole cost and expense, a licenscd heating, ventilating and air conditioning contractor to regularly, and periodically inspect (not less frequently than every three months) and perform required maintenance on the heating, ventilating and air conditioning equipment and systems serving the Leased Premises, or alternatively, Landlord may, at its election, contract in its own name for such regular and periodic inspections of and maintenance on such heating, ventilating and air conditioning equipment and systems and charge to Tenant, as Additional Rent, the cost thereof. Tenant shall, at its sole cost and expense, repair all damage to the Building, the Common Areas or the Project caused by the activities of Tenant, its employees, invitees or contractors promptly following written notice from Landlord to so repair such damage. If Tenant shall fail to perform the required maintenance or fail to make repairs required of it pursuant to this Article within a reasonable period of time following notice from Landlord to do so, then Landlord may, at its election and without waiving any other remedy it may otherwise have under this Lease or at Law, perform such maintenance or make such repairs and charge to Tenant, as Additional Rent, the costs so incurred by Landlord for same. All glass within or a part of the Leased Premises, both interior and exterior, is at the sole risk of Tenant and any broken glass shall promptly be replaced by Tenant at Tenant’s expense with glass of the same kind, size and quality.

B. Landlord’s Obligation: Landlord shall, during the Lease Term or any extensions thereof, repair the exterior structural parts of the Building (including the foundation, concrete walls, and roof structure). Landlord shall, also maintain in good condition and repair: the Common Areas, the roof membrane, the exterior finishes including paint, the glazing, the landscaping, the paving (including driving surfaces, curbs and gutters), and the electrical and plumbing systems located outside the Leased Premises which service the Building. Landlord shall charge Tenant, as Additional Rent, the costs incurred by Landlord in making such repairs and maintenance.

5.2 SERVICES AND UTILITIES: The parties shall have the following responsibilities and obligations with respect to obtaining and paying the cost of providing the following utilities and other services to the Leased Premises.

A. Gas and Electricity: Tenant shall arrange, at its sole cost and expense and in its own name, for the supply of gas and electricity to the Leased Premises. Tenant shall be responsible for determining if the local supplier of gas and/or electricity can supply the needs of Tenant and whether or not the existing gas and/or electrical distribution systems within the Building and the Leased Premises are adequate for Tenant’s needs. Tenant shall pay all charges for gas and electricity as so supplied to the Leased Premises.

B. Water: Landlord shall provide the Leased Premises with water for lavatory and drinking purposes only. Tenant shall pay, as Additional Rent, the cost to Landlord of providing water to the Leased Premises.

C. Security Service: Tenant acknowledges that Landlord is not responsible for the security of the Leased Premises or the protection of Tenant’s property or Tenant’s employees, invitees or contractors, and that to the extent Tenant determines that such security or protection services are advisable or necessary, Tenant shall arrange for and pay the costs of providing same.

D. Trash Disposal: Tenant acknowledges that Landlord is not responsible for the disposal of Tenant’s waste, garbage or trash and that Tenant shall arrange, in its own name and at its sole cost, for the regular and periodic removal of such waste, garbage or trash from the Leased Premises. In no event shall Landlord be required to provide trash bins for the disposal of Tenant’s waste, garbage or trash.

5.3 LIMITATION OF LANDLORD’S LIABILITY: Landlord shall not be liable to Tenant for injury to Tenant, its employees, agents, invitees or contractors, damage to Tenant’s property or loss of Tenant’s business or profits, nor shall Tenant be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of (i) Landlord’s failure to perform any maintenance or repairs to the Project subject to the provisions of Article #12.3, or (ii) any failure, interruption, rationing or other curtailment in the supply of water, electric current, gas or other utility service to the Leased Premises, the Building or the Project from whatever cause (other than Landlord’s active negligence or willful misconduct), or (iii) the unauthorized intrusion or entry into the Leased Premises by third parties.

ARTICLE 6

ALTERATIONS AND IMPROVEMENTS

6.1 BY TENANT: Tenant shall not make any alterations to or modifications of the Leased Premises or construct any improvements to or within the Leased Premises without Landlord’s prior written approval, and then not until Landlord shall have first approved, in writing, the plans and specifications therefore, which approval shall not be unreasonably withheld. All such modifications, alterations or improvements, once so approved, shall be made, constructed or installed by Tenant at Tenant’s expense, using a licensed contractor first approved by Landlord, in substantial compliance with the Landlord-approved plans and specifications therefore. All work undertaken by Tenant shall be done in accordance with all Laws and in a good and workmanlike manner using new materials of good quality that match or complement the original improvements existing as of the Lease Commencement Date. Tenant shall not commence the making of any such modifications or alterations or the construction of any such improvements until (i) all required governmental approvals and permits shall have been obtained, (ii) all requirements regarding insurance imposed by this Lease have been satisfied, (iii) Tenant shall have given Landlord at least five business days prior written notice of its intention to commence such work so that Landlord may post and file notices of non-responsibility, and (iv) if requested by Landlord, Tenant shall have obtained contingent liability and broad form builder’s risk insurance in an amount satisfactory to Landlord to cover any perils relating to the proposed work not covered by insurance carried by Tenant pursuant to Article 9. In no event shall Tenant make any modifications, alterations or improvements to the Common Areas or any areas outside of the Leased Premises. As used in this Article, the term “modifications, alterations and/or improvements” shall include, without limitation, the installation of additional electrical outlets, overhead lighting fixtures, drains, sinks, partitions, doorways, or the like. As a part of granting Landlord’s approval for Tenant to make alterations or modifications Landlord may require Tenant to increase the amount of it’s Security Deposit to cover the cost of removing Tenant’s alterations or modifications and to restore the condition of the Premises to it’s prior condition. Tenant shall pay Landlord’s reasonable costs to inspect the construction of Tenant’s alterations or modifications and to have Landlord’s architect revise Landlord’s drawings to show the work performed by Tenant.

6.2 OWNERSHIP OF IMPROVEMENTS: All modifications, alterations or improvements made or added to the Leased Premises by Tenant (other than Tenant’s inventory, equipment, movable furniture, wall decorations and trade fixtures) shall be deemed real property and a part of the Leased Premises, but shall remain the property of Tenant during the Lease Term. Any such modifications, alterations or improvements, once completed, shall not be altered or removed from the Leased Premises during the Lease Term without Landlord’s written approval first obtained in accordance with the provisions of the Article above. At the expiration or sooner termination of the Lease, all such modifications, alterations and improvements (other than Tenant’s inventory, equipment, movable furniture, wall decorations and trade fixtures) shall automatically become the property of Landlord and shall be surrendered to Landlord as a part of the Leased Premise as required pursuant to Article 2, unless Landlord shall require Tenant to remove any of such modifications, alterations or improvements, in which case Tenant shall so remove same. Landlord shall have no obligation to reimburse to Tenant all or any portion of the cost or value of any such modifications, alterations or improvements so surrendered to Landlord. All modifications, alterations or improvements which are installed or constructed on or attached to the Leased Premises by Landlord at Landlord’s expense shall he deemed real property, and a part of the Leased Premises and shall be the property of Landlord. All lighting, plumbing, electrical, heating, ventilating and air conditioning fixtures, partitioning, window coverings, wall coverings and floor coverings installed by Tenant shall be deemed improvements to the Leased Premises and not trade Fixtures of Tenant.

6.3 ALTERATIONS: Throughout the term of this Lease or any extensions thereof, at its sole cost, Tenant shall make all modifications, alterations and improvements to the Leased Premises that are required by any Law.

6.4 LIENS: Tenant shall keep the Leased Premises, the Building and the Property free from any liens and shall pay when due all bills arising out of any work performed, materials furnished, or obligations incurred by Tenant, its agents, employees or contractors relating to the Leased Premises.

ARTICLE 7

ASSIGNMENT AND SUBLETTING BY TENANT

7.1 BY TENANT: Tenant shall not sublet the Leased Premises (or any portion thereof) or assign or encumber its interest in this Lease, whether voluntarily or by operation of Law, without Landlord’s prior written consent first obtained in accordance with the provisions of this Article 7. Any attempted subletting, assignment or encumbrance without Landlord’s prior written consent, at Landlord’s election, shall constitute a default by Tenant under the terms of this Lease. The acceptance of rent by Landlord from any person or entity other than Tenant, or the acceptance of rent by Landlord from Tenant with knowledge of a violation of the provisions of this Article, shall not be deemed to be a waiver by Landlord of any provision of this Article or this Lease or to be a consent to any subletting by Tenant or any assignment or encumbrance of Tenant’s interest in this Lease.

7.2 MERGER OR REORGANIZATION: If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or the sale or other transfer in the aggregate over the Lease Terms of a controlling percentage of the capital stock of Tenant, shall be deemed a voluntary assignment of Tenant’s interest in this Lease. The phrase “controlling percentage” means the ownership of and the right to vote stock possessing more than fifty percent of the total combined voting power of all classes of Tenant’s capital stock issued, outstanding and entitled to vote for the election of directors. If Tenant is a partnership, a withdrawal or change, whether voluntary, involuntary or by operation of Law, of any general partner, or the dissolution of the partnership, shall be deemed a voluntary assignment of Tenant’s interest in this Lease.

7.3 LANDLORD’S ELECTION: If Tenant or Tenant’s successors shall desire to assign its interest under this Lease or to sublet the Leased Premises, Tenant and Tenant’s successors must first notify Landlord, in writing, of its intent to so assign or sublet, at least thirty days in advance of the date it intends to so assign its interest in this Lease or sublet the Leased Premises but not sooner than sixty days in advance of such date, specifying in detail the terms of such proposed assignment or subletting, including the name of the proposed assignee or sublessee, the proposed assignees or Sublessee’s intended use of the Leased Premises, a current financial statement of such proposed assignee or sublessee and the form of documents to be used in effectuating such assignment or subletting. Landlord shall have a period of fifteen days following receipt of such notice and receipt of all information requested by Landlord regarding the proposed assignee or sublessee within which to do one of the following: (a) terminate this Lease or, in the case of a sublease of less than all of the Leased Premises, terminate this Lease as to that part of the Leased Premises proposed to be so sublet, either (i) on the condition that the proposed Transferee immediately enter into a direct lease of the Leased Premises with Landlord (or, in the case of a partial sublease, a lease for the portion proposed to be so sublet) on the same teens and conditions contained in Tenant’s (or Tenant’s successors’) notice, or (ii) so that Landlord is thereafter free to lease the Leased Premises (or, in the case of a partial sublease, the portion proposed to be so sublet) to whomever it pleases on whatever terms are acceptable to Landlord. In the event Landlord elects to so terminate this Lease, then (i) if such termination is conditioned upon the execution of a lease between Landlord and the proposed Transferee, Tenant’s and Tenant’s successors’ obligations under this Lease shall not be terminated until such Transferee executes a new lease with Landlord, enters into possession, and commences the payment of rent, and (ii) if Landlord elects simply to terminate this Lease (or, in the case of a partial sublease, terminate this Lease as to the portion to be so sublet), the Lease shall so terminate in its entirety (or as to the space to be so sublet) fifteen (15) days after Landlord has notified Tenant and Tenant’s successors in writing of such election. In the case of a partial termination of the Lease, the Base Monthly Rent and Tenant’s or Tenant’s successors’ proportionate share shall be reduced to an amount which bears the same relationship to the original amount thereof as the area of that part of the Leased Premises which remains subject to the Lease bears to the original area of the Leased Premises. Landlord and Tenant or Tenant’s successors shall execute a cancellation agreement with respect to the Lease to effect such termination or partial termination, or (b) if Landlord shall not have elected to cancel and terminate this Lease, to either (i) consent to such requested assignment or subletting subject to Tenant’s and Tenant’s successors’ compliance with the conditions set forth in Article 7.4 below or (ii) refuse to so consent to such requested assignment or subletting, provided that such consent shall not be unreasonably refused. It shall not be unreasonable for Landlord to withhold its consent to any proposed assignment or subletting if (i) the proposed assignee’s or subtenant’s anticipated use of the Premises involves the storage, use or disposal of a Hazardous Material; (ii) if the proposed assignee or subtenant has been required by any prior landlord, tender or governmental authority to clean up Hazardous Materials unlawfully discharged by the proposed assignee or subtenant; or (iii) if the proposed assignee or subtenant is subject to investigation or enforcement order or proceeding by any governmental authority in connection with the use, disposal or storage of a Hazardous Material. Tenant and Tenant’s successors covenant and agree to supply to Landlord, upon request, with all necessary or relevant information which Landlord may reasonably request respecting such proposed assignment or subletting and/or the proposed assignee or sublessee. Landlord’s review period shall not commence until Landlord has received all information requested by Landlord.

7.4 CONDITIONS TO LANDLORD’S CONSENT: If Landlord elects to consent, or shall have been ordered to so consent by a court of competent jurisdiction, to such requested assignment, subletting or encumbrance, such consent shall be expressly conditioned upon the occurrence of each of the conditions below set forth, and any purported assignment, subletting or encumbrance made or ordered prior to the full and complete satisfaction of each of the following conditions shall be void and, at the election of Landlord, which election may be exercised at any time following such a purported assignment, subletting or encumbrance shall constitute a material default by Tenant under this Lease giving Landlord the absolute right to terminate this Lease. The conditions are as follows:

A. Landlord having approved in form and substance the assignment or sublease agreement (or the encumbrance agreement), which approval shall not be unreasonably withheld by Landlord if the requirements of this Article 7 are otherwise complied with.

B. Each such sublessee or assignee having agreed, in writing satisfactory to Landlord and its counsel and for the benefit of Landlord, to assume, to be bound by, and to perform the obligations of this Lease to be performed by Tenant (or, in the case of an encumbrance, each such encumbrancer having similarly agreed to assume, be bound by and to perform Tenant’s obligations upon a foreclosure or transfer in lieu thereof).

C. Tenant having fully and completely performed all of its obligations under the terms of this Lease through and including the date of the requested consent, as well as through and including the date such assignment or subletting is to become effective.

D. Tenant having reimbursed to Landlord all reasonable costs and attorneys fees incurred by Landlord in conjunction with the processing and documentation of any such requested subletting, assignment or encumbrance.

E. Tenant having delivered to Landlord a complete and fully-executed duplicate original of such sublease agreement, assignment agreement or encumbrance (as applicable) and all related agreements.

F. Tenant having paid, or having agreed in writing to pay as to future payments, to Landlord one hundred percent of all assignment consideration or excess rentals to be paid to Tenant or to any other on Tenant’s behalf or for Tenant’s benefit for such assignment or subletting as follows:

(1) If Tenant assigns its interest under the Lease and if all or a portion of the consideration for such assignment is to be paid by the assignee at the time of the assignment, that Tenant shall have paid to Landlord and Landlord shall have received an amount equal to one hundred percent of the assignment consideration so paid or to be paid whichever is the greater) at the time of the assignment by the assignee; or

(2) If Tenant assigns its interest under this Lease and if Tenant is to receive all or a portion of the consideration for such assignment in future installments, that Tenant and Tenant’s assignee shall have entered into a written agreement with and for the benefit of Landlord satisfactory to Landlord and its counsel whereby Tenant and Tenant’s assignee jointly agree to pay to Landlord an amount equal to one hundred percent of all such future assignment consideration installments to be paid by such assignee as and when such assignment consideration is so paid.

(3) If Tenant subleases the Leased Premises, that Tenant and Tenant’s sublessee shall have entered into a written agreement with and for the benefit of Landlord satisfactory to Landlord and its counsel whereby Tenant and Tenant’s sublessee jointly agree to pay to Landlord one hundred percent of all excess rentals to be paid by such sublessee as and when such excess rentals are so paid.

7.5 ASSIGNMENT CONSIDERATION AND EXCESS RENTALS DEFINED: For purposes of this article, the term “Assignment Consideration” shall mean all consideration to be paid by the Assignee as consideration for such assignment, and the term “Excess Rentals” shall mean all consideration to be paid by the Sublessee in excess of the rent to be paid by said Sublessee/Sublessor for the premises subleased for the same period. It is specifically intended and agreed that this provision is intended to be a one hundred percent profit sharing clause, such that neither Tenant nor any successor to Tenant shall make any profit whatsoever as a result of any transfer of an interest in the Lease or the Leased Premises or any other property, as more particularly described herein. Assignment Considerations and/or “Excess Rentals” shall include all payments made or to be made by any Assignee or Sublessee relating in any way to any transfer of an interest in the Lease or the Leased Premises including, but not limited to, any payment made with respect to property which would or shall become Landlord’s property upon the expiration or earlier termination of the lease, whether such property was installed or paid for by Landlord or by Tenant or Tenant’s successors. In the event Tenant or Tenant’s successors sublease a portion of the Leased Premises, “Excess Rentals” shall he calculated by subtracting the rent payable by the Sublessor for the portion of the Leased Premises so sublet from all consideration to be paid by such Sublessee. Rent payable by the Sublessor for the portion of the Leased Premises so sublet shall be calculated by multiplying the Base Monthly Rent payable by the Sublessor for the Leased Premises leased by such Sublessor by a fraction, the numerator of which is the area in square feet subleased and the denominator of which is the total floor area of the Leased Premises leased by such Sublessor also in square feet. Tenant and Tenant’s Successors agree that any Assignment Consideration and/or Excess Rentals hereunder shall be the property of Landlord and not the property of Tenant.

7.6 PAYMENTS: All payments required by this Article to be made to Landlord shall be made in cash in full as and when they become due. At the time Tenant, Tenant’s assignee or sublessee makes each such payment to Landlord, Tenant or Tenant’s assignee or sublessee, as the case may be, shall deliver to Landlord an itemized statement in reasonable detail showing the method by which the amount due Landlord was calculated and certified by the party making such payment as true and correct. Landlord may require that all payments of Excess Rentals and/or Assignment Consideration to be made hereunder be made directly to Landlord by such Transferee.

7.7 GOOD FAITH: The rights granted to Tenant by this Article are granted in consideration of Tenant’s express covenant that all pertinent allocations which are made by Tenant between the rental value of the Leased Premises and the value of any of Tenant’s personal property which may be conveyed or leased concurrently with and which may reasonably be considered a part of the same transaction as the permitted assignment or subletting shall be made fairly, honestly and in good faith. If Tenant shall breach this Covenant of Good Faith, Landlord may immediately declare Tenant to be in default under the terms of this Lease and terminate this Lease and/or exercise any other rights and remedies Landlord would have under the terms of this Lease in the case of a material default by Tenant under this Lease.

7.8 EFFECT OF LANDLORD’S CONSENT: No subletting, assignment or encumbrance, even with the consent of Landlord, shall relieve Tenant of its personal and primary obligation to pay rent and to perform all of the obligations to be performed by Tenant hereunder. Consent by Landlord to one or more assignments or encumbrances of Tenant’s interest in this Lease or to one or more sublettings of the Leased Premises shall not be deemed to be a consent to any subsequent assignment, encumbrance or subletting. If Landlord shall have been ordered by a court of competent jurisdiction to consent to a requested assignment or subletting, or such an assignment or subletting shall have been ordered over the objection of Landlord, such assignment or subletting shall not be binding between the assignee (or sublessee) and Landlord until such time as all conditions set forth in Article 7.4 above have been fully satisfied (to the extent not then satisfied) by the assignee or sublessee, including, without limitation, the payment to landlord of all agreed assignment considerations and/or excess rentals then due Landlord.

ARTICLE 8

LIMITATION ON LANDLORD’S LIABILITY AND INDEMNITY

8.1 LIMITATION ON LANDLORD’S LIABILITY AND RELEASE: Landlord shall not be liable to Tenant for, and Tenant hereby releases Landlord and its partners and officers from, any and all liability, whether in contract, tort or on any other basis, for any injury to or any damage sustained by Tenant, its agents, employees, contractors or invitees; any damage to Tenant’s property; or any loss to Tenant’s business, loss of Tenant’s profits or other financial loss of Tenant resulting from or attributable to the condition of, the management of, the maintenance of, or the protection of the Leased Premises or the failure of any component of the Premises, the Building, the Project or the Common Areas, including, without limitation, any such injury, damage or loss resulting from (i) the failure, interruption, rationing or other curtailment or cessation in the supply of electricity, water, gas or other utility service to the Project, the Building or the Leased Premises; (ii) the vandalism or forcible entry into the Building or the Leased Premises; (iii) the penetration of water into or onto any portion of the Leased Premises through roof leaks or otherwise; (iv) the failure to provide security and/or adequate lighting in or about the Project, the Building or the Leased Premises; (v) the existence of any design or construction defects within the Project, the Building or the Leased Premises; (vi) the failure of any mechanical systems to function properly (such as the HVAC systems); or (vii) the blockage of access to any portion of the Project, the Building or the Leased Premises.

8.2 TENANT’S INDEMNIFICATION OF LANDLORD: Tenant shall defend Landlord, with competent counsel reasonably satisfactory to Landlord, against any claims made or legal actions filed or threatened by third parties against Landlord which result from the death, bodily injury, personal injury, damage to property or interference with contractual or other rights suffered by any third party, (including other Tenants within the Project) which (i) occurred within the Leased Premises or the Common Areas or (ii) resulted from Tenants use or occupancy of the Leased Premises or the Common Areas or (iii) resulted from Tenant’s activities in or about the Leased Premises, the Building or the Project, and Tenant shall indemnify and hold Landlord, Landlord’s principals, employees and agents harmless from any loss (including loss of rents by reason of vacant space which otherwise would have been leased but for such activities), liabilities, penalties, or expense whatsoever (including all legal fees incurred by Landlord with respect to defending such claims) resulting therefrom. The terms of this indemnity agreement pertain to events which shall have occurred during the term of this Lease but the indemnity shall survive the expiration or sooner termination of this Lease.

ARTICLE 9

INSURANCE

9.1 TENANT’S INSURANCE: Tenant shall maintain insurance complying with all of the following:

A. Tenant shall procure, pay for and keep in full force and effect, at all times during the Lease Term, the following:

(1) Commercial General Liability insurance insuring Tenant against liability for bodily injury, death, property damage and personal injury occurring at the Leased Premises, or resulting from Tenant’s use or occupancy of the Leased Premises or the Building, Outside Areas, Property, or Common Areas or resulting from Tenant’s activities in or about the Leased Premises. Such insurance shall be on an occurrence basis with a combined single limit of liability of not less than the amount of Tenant’s Required Liability Coverage (as set forth in Article 1). The policy or policies shall be endorsed to name Landlord and such others as are designated by Landlord as additional insureds and shall contain the following additional endorsement: “The insurance afforded to the additional insureds is primary insurance. If the additional insureds have other insurance which is applicable to the loss on a contributing, excess or contingent basis, the amount of this insurance company’s liability under this policy shall not be reduced by the existence of such other insurance. Any insurance carried by the additional insureds shall be excess and non contributing with the insurance provided by the Tenant.” The policy shall not be canceled or reduced without at least 30 days written notice to additional insureds. If the policy insures more than one location, it shall be endorsed to show that the limits and aggregate apply per location. Tenant’s policy shall also contain the severability of interest and cross-liability endorsement or clauses.

(2) Fire and property damage insurance in so-called Special Form plus earthquake and flood insuring Tenant against loss from physical damage to Tenant’s personal property, inventory, stock, trade fixtures and improvements within the Leased Premises with coverage for the full actual replacement cost thereof;

(3) Plate-glass insurance, at actual replacement cost;

(4) Product Liability insurance (including without limitation Liquor Liability insurance for liability arising out of the distribution, sale, or consumption of food and/or beverages including alcoholic beverages at the Leased Premises for not less than the Tenant’s Required Liability Coverage as set forth in Article 1;

(5) Workers’ compensation insurance and any other employee benefit insurance sufficient to comply with all Laws which policy shall be endorsed to provide thirty (30) days written notice of cancellation to Landlord.

(6) Comprehensive Auto Liability insurance with a combined single limit coverage of not less than the amount of Tenant’s Required Liability Coverage (as set forth in Article 1.1 M. Each policy of liability insurance required to be carried by Tenant pursuant to this Article or actually carried by Tenant with respect to the Leased Premises or the Property (i) shall be in a form satisfactory to Landlord, (ii) Shall be provided by carriers admitted to do business in the state of California, with a Best rating of “A/VI” or better and/or acceptable to Landlord. Property insurance shall contain a waiver and/or a permission to waive by the insurer any right of subrogation against Landlord, its principals, employees, agents and contractors which might arise by reason of any payment under such policy or by reason of any act or omission of Landlord, its principals, employees, agents or contractors.

(7) Business Interruption Insurance which shall adequately compensate Tenant for any losses incurred due to Tenant’s inability to use the Premises whether caused by the act or failure to act by Landlord or any other reason Tenant shall have been denied the full and normal use of the Premises or any portion thereof.

C. Prior to the time Tenant or any of its contractors enters the Leased Premises, Tenant shall deliver to the Landlord with respect to each policy of insurance required to be carried by Tenant pursuant to this Article, a certificate of the insurer certifying, in a form reasonably satisfactory to the Landlord, that the policy has been issued and premium paid providing the coverage required by this Article and containing the provisions herein. Attached to such a certificate shall be endorsements naming Landlord as additional insured, and including the wording under primary insurance above. Landlord may at any time and from time-to-time inspect and/or copy any and all insurance policies required to be carried by Tenant pursuant to this article. If Landlord’s lender, insurance broker or advisor or counsel reasonably determines at any time that the form or amount of coverage set forth in Article 9.1.(A) for any policy of insurance Tenant is required to carry pursuant to this Article is not adequate, then Tenant shall increase the amount of coverage for such insurance to such greater amount or change the form as Landlord’s lender, insurance broker or advisor or counsel reasonably deems adequate (provided however such increase level of coverage may not exceed the level of coverage for such insurance commonly carried by comparable businesses similarly situated and operating under similar circumstances).

D. The Commercial General Liability insurance carried by Tenant shall specifically insure the performance by Tenant of the Indemnification provisions set forth in Article 8.2 of this lease provided, however, nothing contained in this Article 9 shall be construed to limit the liability of Tenant under the Indemnification provisions set forth in said Article 8.2.

E. Notwithstanding anything contained herein to the contrary, all insurance policies and coverages required under the terms of this Lease shall require a minimum notice to Landlord of Thirty (30) days prior to a cancellation, change, or revision of such coverages or providers.

F. In the event that Tenant shall not have acquired all of the insurance coverages and policies as required above, by the Lease Commencement Date, Landlord shall have the right but not the obligation to acquire such coverages and policies on behalf of Tenant at Tenant’s sole cost and expense, and Tenant shall, upon demand by Landlord, reimburse to Landlord, all costs associated with the premiums, acquisition, and administration of such coverages and policies, and such costs shall be a Building Operating Expense.

9.2 LANDLORD’S INSURANCE: With respect to insurance maintained by Landlord:

A. Landlord shall maintain, as the minimum coverage required of it by this Lease, property insurance insuring Landlord (and such others as Landlord may designate) against loss from physical damage to the Building with coverage of not less than one hundred percent of the full actual replacement cost thereof and against loss of rents for a period of not less than twelve months. Such property damage insurance, at Landlord’s election but without any requirement on Landlord’s behalf to do so, (i) may be written in so-called Special Form, excluding only those perils commonly excluded from such coverage by Landlord’s then property damage insurer, (ii) may provide coverage for physical damage to the improvements so insured for up to the entire full actual replacement cost thereof; (iii) may be endorsed to include (or separate policies which may be carried to cover) loss or damage caused by any additional perils against which Landlord may elect to insure, including earthquake and/or flood; (iv) may provide coverage for loss of rents for a period of up to twelve months; and/or (v) may contain “deductibles” per occurrence in an amount reasonably acceptable to Landlord. Landlord shall not be required to cause such insurance to cover any of Tenant’s personal property, inventory and trade fixtures, or any modifications, alterations or improvements made or constructed by Tenant to or within the Leased Premises.

B. Landlord shall maintain Commercial General Liability insurance insuring Landlord (and such others as are designated by Landlord) against liability for personal injury, bodily injury, death, and damage to property occurring in, on or about, or resulting from the use or occupancy of the Project, or any portion thereof, with combined single limit coverage of at least Two Million Dollars. Landlord may carry such greater coverage as Landlord or Landlord’s Lender, insurance broker or advisor or counsel may from time to time determine is reasonably necessary for the adequate protection of Landlord and the Project.

C. Landlord may maintain any other insurance which in the opinion of its lender, insurance broker or advisor, or legal counsel is reasonably prudent to carry under the given circumstances.

9.3 MUTUAL WAIVER OF SUBROGATION: Landlord hereby releases Tenant, and Tenant hereby releases Landlord and its respective partners and officers, agents, employees and servants, from any and all liability for loss, damage or injury to the property of the other in or about the Leased Premises which is caused by or results from a peril or event or happening which would be covered by insurance required to be carried under the terms of this Lease, or is covered by insurance actually carried and in force at the time of the loss, by the party sustaining such loss; provided, however, that such waiver shall be effective only to the extent permitted by the insurance covering such loss and to the extent such insurance is not prejudiced thereby.

ARTICLE 10

DAMAGE TO LEASED PREMISES

10.1 LANDLORD’S DUTY TO RESTORE: If the Leased Premises are damaged by any peril after the Effective Date of this Lease, Landlord shall restore the Leased Premises, as and when required by this Article, unless this Lease is terminated by Landlord pursuant to Article 10.2 or by Tenant pursuant to Article 10.3. All insurance proceeds available from the fire and property damage insurance carried by Landlord shall be paid to and become the property of Landlord. If this Lease is terminated pursuant to either Article 10.2 or 10.3, all insurance proceeds available from insurance carried by Tenant which cover loss to property that is Landlord’s property or would become Landlord’s property on termination of this Lease shall be paid to and become the property of Landlord, and the remainder of such proceeds shall he paid to and become the property of Tenant. If this Lease is not terminated pursuant to either Article 10.2 or 10.3, all insurance proceeds available from insurance carried by Tenant which cover loss to property that is Landlord’s property shall be paid to and become the property of Landlord, and all proceeds available which cover loss to property which would become the property of Landlord upon the termination of this Lease shall be paid to and remain the property of Tenant provided that Tenant agrees to restore such property. If this Lease is not so terminated, then upon receipt of the insurance proceeds (if the loss is covered by insurance) and the issuance of all necessary governmental permits, Landlord shall commence and diligently prosecute to completion the restoration of the Leased Premises, to the extent then allowed by Law, to substantially the same condition in which the Leased Premises existed as of the Lease Commencement Date. Landlord’s obligation to restore shall be limited to the Leased Premises and interior improvements constructed by Landlord. Landlord shall have no obligation to restore any other improvements to the Leased Premises or any of Tenant’s personal property, inventory or trade fixtures. Upon completion of the restoration by Landlord, Tenant shall forthwith replace or fully repair all of Tenant’s personal property, inventory, trade fixtures and other improvements constructed by Tenant to like or similar condition as existed at the time of such damage or destruction.

10.2 LANDLORD’S RIGHT TO TERMINATE: Landlord shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Tenant of a written notice of election to terminate within thirty days after the date of such damage or destruction:

A. The Building is damaged by any peril covered by valid and collectible insurance actually carried by Landlord and in force at the time of such damage or destruction (an “insured peril”) to such an extent that the estimated cost to restore the Building exceeds the lesser of (i) the insurance proceeds available from insurance actually carried by Landlord, or (ii) seventy-five percent of the then actual estimated replacement cost thereof;

B. The Building is damaged by an uninsured peril.

D. The Building is damaged by any peril and, because of the Laws then in force, the Building (i) can not be restored at reasonable cost or (ii) if restored, can not be used for the same use being made thereof before such damage.

10.3 TENANT’S RIGHT TO TERMINATE: If the Leased Premises are damaged by any peril and Landlord does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to this Article, then as soon as reasonably practicable, Landlord shall furnish Tenant with the written opinion of Landlord’s architect or construction consultant as to when the restoration work required of Landlord may be complete. Tenant shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised in the case of A or B below only by delivery to Landlord of a written notice of election to terminate within seven days after Tenant receives from Landlord the estimate of the time needed to complete such restoration:

A. The Leased Premises are damaged by any peril and, in the reasonable opinion of Landlord’s architect or construction consultant, the restoration of the Leasedl Premises cannot be substantially completed within nine (9) months after the date of such notice from Landlord; or

B. The Leased Premises are damaged by any peril within nine months of the last day of the Lease Term and, in the reasonable opinion of Landlord’s architect or construction consultant, the restoration of the Leased Premises cannot be substantially completed within ninety days after the date such restoration is commenced.

10.4 TENANT’S WAIVER: Landlord and Tenant agree that the provisions of Article 10.3 above, captioned “Tenant’s Right to Terminate”, are intended to supersede and replace the provisions contained in California Civil Code, Section 1932, Subdivision 2, and California Civil Code, Section 1934, and accordingly, Tenant hereby waives the provisions of said Civil Code Sections and the provisions of any successor Code Sections or similar Laws hereinafter enacted.

10.5 ABATEMENT OF RENT: In the event of damage to the Leased Premises which does not result in the termination of this Lease, the Base Monthly Rent (and any Additional Rent) shall be temporarily abated during the period of restoration in proportion to the degree to which Tenant’s use of the Leased Premises is impaired by such damage.

ARTICLE 11

CONDEMNATION

11.1 LANDLORD’S RIGHT TO TERMINATE: Subject to Article 11.3, Landlord shall have the option to terminate this Lease if, as a result of a taking by means of the exercise of the power of eminent domain, any part of the Leased Premises are condemned.

11.2 TENANT’S RIGHT TO TERMINATE: Subject to Article 11.3, Tenant shall have the option to terminate this Lease if, as a result of any taking by means of the exercise of the power of eminent domain, thirty-three and one-third percent or more of the Leased Premises is so taken and the part of the Leased Premises that remains cannot, within a reasonable period of time, be made reasonably suitable for the continued operation of the Tenant’s business.

11.3 TEMPORARY TAKING: If any portion of the Leased Premises is temporarily taken for one year or less, this Lease shall remain in effect. If more than 33% of the Leased Premises is temporarily taken for a period which either exceeds one year or which extends beyond the natural expiration of the lease Term, then Landlord and Tenant shall each independently have the option to terminate this Lease, effective on the date possession is taken by the condemnor.

11.4 RESTORATION AND ABATEMENT OF RENT: If any part of the Leased Premises is taken by condemnation and this Lease is not terminated, then Landlord shall repair any damage occasioned thereby to the remainder of the Leased Premises to a condition reasonably suitable for Tenant’s continued operations, to the extent practicable. As of the date possession is taken by the condemning authority, (i) the Base Monthly Rent shall be reduced in the same proportion that the area of that part of the Leased Premises so taken bears to the area of the

Leased Premises immediately prior to such taking, and (ii) Tenant’s Proportionate Share shall be appropriately adjusted.

11.5 DIVISION OF CONDEMNATION AWARD: Any award made for any condemnation of the Project, the Building, the Common Areas or the Leased Premises, or any portion thereof, shall belong to and be paid to Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any such award.

ARTICLE 12

DEFAULT AND REMEDIES

12.1 EVENTS OF TENANT’S DEFAULT: The occurrence of any of the following shall constitute a default by Tenant: (a) failure to pay rent or other charges when due; (b) failure to perform any other provision of this Lease within the time periods provided.

12.2 LANDLORD’S REMEDIES: Landlord shall have the following remedies (which are cumulative and not exclusive and are in addition to any remedies now or later allowed by law) if Tenant is in default. Landlord may terminate Tenant’s right to possession of the Premises at any time. No act by Landlord other than giving notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises, or the appointment of a receiver on Landlord’s initiative to protect Landlords interest under the terms of this Lease shall not constitute a termination of Tenants right to possession. Upon termination of Tenant’s right to possession, Landlord has the right to recover from Tenant: (1) the worth of the unpaid rent that had been earned at the time of termination of Tenant’s right to possession; (2) the worth of the amount of the unpaid rent that world have been earned after the date of termination of Tenant’s right to possession; (3) any other amount, including but not limited to expenses incurred to relet the premises, court, attorney and collection costs, necessary to compensate Landlord for any all losses caused by Tenant’s default. “The worth,” as used in this article, is to be computed by allowing interest at the maximum legal interest rate permitted by law.

12.3 LANDLORD’S DEFAULT AND TENANT’S REMEDIES: In the event Landlord fails to perform any of its obligations under this Lease, Landlord shall nevertheless not be in default under the terms of this Lease until such time as Tenant shall have first given Landlord written notice specifying the nature of such failure to perform its obligations, and then only after Landlord shall have had a reasonable period of time following its receipt of such notice within which to perform such obligations. In the event of Landlord’s default as above set forth, then, and only then, Tenant may then proceed at law to compel Landlord to perform its obligations and/or to recover damages proximately caused by such failure to perform.

12.4 LIMITATION ON TENANT’S RECOURSE: Tenant agrees that the obligations of Landlord under this Lease shall not constitute personal obligations of the officers, directors, trustees, partners, joint venturers, members, owners, stockholders, or other principals of any business entity which holds title to the Project. Tenant shall have recourse only to the assets of the Project (as shown on the Site Plan) for the satisfaction of such obligations and not to the other assets of any individual owner such officers, directors, trustees, partners, joint venturers, members, owners, stockholders or principals. Additionally, if Landlord is a corporation, partnership or limited liability corporation, then Tenant covenants and agrees:

A. No partner, stockholder, or officer of Landlord shall be sued or named as a party in any suit or action brought by Tenant with respect to any alleged breach of this Lease (except to the extent necessary to secure jurisdiction over the entity and then only for that sole purpose);

B. No service of process shall be made against any partner, stockholder, or officer of Landlord except for the sole purpose of securing jurisdiction over the entity; and

C. No writ of execution shall be levied against the assets of any partner or officer of Landlord other than to the extent of his interest in the assets of the Project. Tenant further agrees that each of the foregoing covenants and agreements shall be enforceable by Landlord and by any partner or officer of Landlord and shall he applicable to any actual or alleged misrepresentation or non-disclosure made respecting this Lease or the Leased Premises or any actual or alleged failure, default or breach of any covenant or agreement either expressly or implicitly contained in this Lease or imposed by statute or at common law.

12.5 TENANT’S WAIVER: Landlord and Tenant agree that the provisions of Article 12.3 above are intended to supersede and replace the provisions of California Civil Code 1932(1), 1941 and 1942, and accordingly, Tenant hereby waives the provisions of Section 1932(1), 1941 and 1942 of the California Civil Code and/or any similar or successor Law regarding Tenant’s right to terminate this Lease or to make repairs and deduct the expenses of such repairs from the rent due under this Lease. Tenant hereby waives any right of redemption or relief from forfeiture under the Laws of the State of California, or under any other present or future Law, in the event Tenant is evicted or Landlord takes possession of the Leased Premises by reason of any default by Tenant.

ARTICLE 13

GENERAL PROVISIONS

13.1 TAXES ON TENANT’S PROPERTY: Tenant shall pay before delinquency any and all taxes, assessments, license fees, use fees, permit fees and public charges of whatever nature or description levied, assessed or imposed against Tenant or Landlord by a governmental agency arising out of, caused by reason of or based upon Tenant’s estate in this Lease, Tenant’s ownership of property, improvements made by Tenant to the Leased Premises, improvements made by Landlord for Tenant’s use within the Leased Premises, Tenant’s use (or estimated use) of public facilities or services or Tenant’s consumption (or estimated consumption) of public utilities, energy, water or other resources. On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments. If any such taxes, assessments, fees or public charges are levied against Landlord, Landlord’s property, the Building or the Project, or if the assessed value of the Building or the Project is increased by the inclusion therein of a value placed upon same, then Landlord, after giving written notice to Tenant, shall have the right, regardless of the validity thereof, to pay such taxes, assessment, fee or public charge and bill Tenant, as Additional Rent, the amount of such taxes, assessment, fee or public charge so paid on Tenant’s behalf. Tenant shall, within ten days from the date it receives an invoice from Landlord setting forth the amount of such taxes, assessment, fee or public charge so levied, pay to Landlord, as Additional Rent, the amount set forth in said invoice. Failure by Tenant to pay the amount so invoiced within said ten day period shall be conclusively deemed a default by Tenant under this Lease. Tenant shall have the right, and with Landlord’s full cooperation if Tenant is not then in default under the terms of this Lease, to bring suit in any court of competent jurisdiction to recover from the taxing authority the amount of any such taxes, assessment, fee or public charge so paid.

13.2 HOLDING OVER: This Lease shall terminate without further notice on the Lease Expiration Date (as set forth in Article 1). Any holding over after the expiration of the Lease shall be deemed an unlawful detainer of the Leased Premises unless Landlord has consented to same in writing. Any holding over by Tenant with written permission of Landlord shall be construed to be a tenancy from month to month, on the same terns and conditions herein specified insofar as applicable, except that the Base Monthly Rent shall be increased to an amount equal to one hundred fifty percent of the Base Monthly Rent payable during the last full month immediately preceding such period of holding over.

13.3 SUBORDINATION TO MORTGAGES: This Lease is subject and subordinate to all underlying ground leases and to all mortgages and deeds of trust which affect the Building and are of public record as of the Effective Date of this Lease, and to all renewals, modifications, consolidations, replacements and extensions thereof. However, if the lessor under any such ground lease or any Lender holding any such mortgage or deed of trust shall advise Landlord that it desires or requires this Lease to be made prior and superior thereto, then, upon written request of Landlord to Tenant, Tenant shall promptly execute, acknowledge and deliver any and all documents or instruments which Landlord and such lessor or Lender deem necessary or desirable to make this Lease prior thereto. Tenant hereby consents to Landlord’s ground leasing the land underlying the Building and/or encumbering the Building as security for future loans on such terms as Landlord shall desire, all of which future ground leases, mortgages or deeds of trust shall be subject and subordinate to this Lease. However, if any lessor under any such future ground lease or any Lender holding such future mortgage or deed of trust shall desire or require that this Lease be made subject and subordinate to such future ground lease, mortgage or deal of trust, then Tenant agrees, within ten days after Landlord’s written request therefore, to execute, acknowledge and deliver to Landlord any and all documents or instruments (including but not limited to the enclosed Exhibit D) as requested by Landlord or such lessor or lender as may be necessary or proper to assure the subordination of this Lease to such future ground lease, mortgage or deed of trust; but only if such lessor or Lender agrees to recognize Tenant’s rights under this Lease and not to disturb Tenant’s quiet possession of the Leased Premises so long as Tenant is not in default under this Lease. Tenant’s failure to execute and deliver such subordination agreement within ten days after Landlord’s request therefore shall be a material default by Tenant under this Lease, and Landlord shall have all of the rights and remedies available to Landlord as Landlord would otherwise have in the case of any other material default by Tenant, including the right to terminate this Lease and sue for damages proximately caused thereby, it being agreed and understood by Tenant that Tenant’s failure to so deliver such subordination agreement in a timely manner could result in Landlord being unable to perform committed obligations to other third parties which were made by Landlord in reliance upon this covenant of Tenant. Landlord and Tenant intend that any statement delivered pursuant to this Article may be relied upon by any Lender or purchaser or prospective Lender or purchaser of the Building, the Project, or any interest therein.

13.4 TENANT’S ATTORNMENT UPON FORECLOSURE: Tenant shall, upon request, attorn (i) to any purchaser of the Building at any foreclosure sale or private sale conducted pursuant to any security instrument encumbering the Building, (ii) to any grantee or transferee designated in any deal given in lieu of foreclosure of any security interest encumbering the Building, or (iii) to the lessor under any underlying ground lease of the land underlying the Building, should such ground lease be terminated; provided that such purchaser, grantee or lessor recognizes tenant’s rights under this Lease.

13.5 MORTGAGEE PROTECTION: In the event of any default on the part of Landlord, Tenant will give notice by registered mail to any Lender or lessor under any underlying ground lease who shall have requested, in writing, to Tenant that it be provided with such notice, and Tenant shall offer such Lender or lessor a reasonable opportunity to cure the default, including time to obtain possession of the Leased Premises by power of sale or judicial foreclosure or other appropriate legal proceedings if reasonably necessary to effect a cure.

13.6 ESTOPPEL CERTIFICATES: Tenant will, following any request(s) by Landlord, promptly execute and deliver to Landlord an estoppel certificate (i) certifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, (ii) stating the date to which the rent and other charges are paid in advance, if any, (iii) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iv) certifying such other information about this Lease as may be reasonably requested by Landlord. Tenant’s failure to execute and deliver such estoppel certificate within ten days after Landlord’s request therefore shall be a material default by Tenant under this Lease, and Landlord shall have all of the rights and remedies available to Landlord as Landlord would otherwise have in the case of any other material default by Tenant, including the right to terminate this Lease and sue for damages proximately caused thereby, it being agreed and understood by Tenant that Tenant’s failure to so deliver such estoppel certificate in a timely manner could result in Landlord being unable to perform committed obligations to other third parties which were made by Landlord in reliance upon this covenant of Tenant. Landlord and Tenant intend that any statement delivered pursuant to this Article may be relied upon by any Lender or purchaser or prospective Lender or purchaser of the Building, the Project, or any interest therein.

13.7 TENANT’S FINANCIAL INFORMATION: Tenant shall, within ten business days after Landlord’s request therefore, deliver to Landlord a copy of a current financial statement certified by Tenant in writing as to its accuracy) including an income statement and balance sheet, and any such other information, including but not limited to Tenant’s tax returns, reasonably requested by Landlord regarding Tenant’s financial condition.

13.8 FORCE MAJEURE: The obligations of each of the parties under this Lease (other than the obligation to pay money) shall be temporarily excused if such party is prevented or delayed in performing such obligation by reason of any strikes, lockouts or labor disputes; inability to obtain labor, materials, fuels or reasonable substitutes therefore; governmental restrictions, regulations, controls, action or inaction; civil commotion; inclement weather, fire or other acts of God; or other causes (except financial inability) beyond the reasonable control of the party obligated to perform (including acts or omissions of the other party for a period equal to the period of any such prevention, delay or stoppage.

13.9 NOTICES: Any notice required or desired to be given by a party regarding this Lease shall be in writing and shall be personally served, or in lieu of personal service may be given by depositing such notice in the United States mail, postage prepaid, addressed to the other party at the address specified in Article 1.1 above. Notices may also be given by electronic facsimile transmission or commercial carrier and shall be deemed received on the date of confirmation documented by the transmission or carrier.

13.10 ATTORNEYS’ FEES: In the event any party shall bring any action, arbitration proceeding or legal proceeding alleging a breach of any provision of this Lease to recover rent, to terminate this Lease, or to enforce, protect, determine or establish any term or covenant of this Lease or rights or duties hereunder of either party, the prevailing party shall be entitled to recover from the non-prevailing party as a part of such action or proceeding, or in a separate action for that purpose brought within one year from the determination of such proceeding, all reasonable expenses incurred by the prevailing party. In the event that Landlord shall be required to retain counsel to enforce any provision of this Lease; or if Tenant defaults under this Lease and thereafter cures (or desires to cure) such default with Landlord’s consent, Tenant shall pay to Landlord all reasonable expenses so incurred by Landlord promptly upon demand. Landlord may enforce this provision by requiring Tenant to pay such fees and costs as a condition to curing its default.

13.11 DEFINITIONS: Any term that is given a special meaning by any provision in this Lease shall, unless otherwise specifically stated, have such meaning whenever used in this Lease or in any Addenda or amendment hereto. In addition to the terms defined in Article 1, the following terms shall have the following meanings:

A. REAL PROPERTY TAXES: The term “Real Property Tax” or “Real Property Taxes” shall each mean (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special (including all installments of principal and interest required to pay any general or special assessments for public improvements and any increases resulting from reassessments caused by any change in ownership or new construction), now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed for whatever reason against the Project or any portion thereof, or Landlord’s interest therein, or the fixtures, equipment and other property of Landlord that is an integral part of the Project and located thereon, or Landlord’s business of owning, leasing or managing the Project or the gross receipts, income or rentals from the Project; (ii) all charges, levies or fees imposed by any governmental authority against Landlord by reason of or based upon the use of or number of parking spaces within the Project, the amount of public services or public utilities used or consumed (e.g. water, gas, electricity, sewage or surface water disposal) at the Project, the number of persons employed by tenants of the Project, the size (whether measured in area, volume or number of tenants) or the value of the Project, or the type of use or uses conducted within the Project; and (iii) all costs and fees (including reasonable attorneys’ fees) incurred by Landlord in contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax. If, at any time during the Lease Term, the taxation or assessment of the Project prevailing as of the Effective Date of this Lease shall be altered so that in lieu of or in addition to any Real Property Tax described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate, substitute, or additional tax or charge (i) on the value, size, use or occupancy of the Project or Landlord’s interest therein or (ii) on or measured by the gross receipts, income or rentals from the Project, or on Landlord’s business of owning, leasing or managing the Project or (iii) computed in any manner with respect to the operation of the Project, then any such tax or charge, however designated, shall be included within the meaning of the terms “Real Property Taxes” for purposes of this Lease. If any Real Property Tax is partly based upon property or rents unrelated to the Project, then only that part of such Real Property Tax that is fairly allocable to the Project shall be included within the meaning of the terms “Real Property Taxes”. Notwithstanding the foregoing, the term “Real Property Taxes” shall not include estate, inheritance, transfer, gift or franchise taxes of Landlord or the federal or state income tax imposed on Landlord’s income from all sources.

B. LANDLORD’S INSURANCE COSTS: The term “Landlord’s Insurance Costs” shall mean the costs to Landlord to carry and maintain the policies of fire and property damage insurance, including earthquake and flood, for the Project and Landlord’s general liability insurance carried by Landlord pursuant to Article 9, together with any deductible amounts paid by Landlord upon the occurrence of any insured casualty or loss.

C. PROJECT MAINTENANCE COSTS: The term “Project Maintenance Costs” shall mean all costs and expenses (except Landlord’s Insurance Costs and Real Property Taxes) paid or incurred by Landlord in protecting, operating, maintaining, repairing and preserving the Project and all parts thereof, including without limitation, (i) professional management fees equal to five percent of the annualized Base Monthly Rent, (ii) the amortizing portion of any costs incurred by Landlord in the making of any modifications, alterations or improvements which are so amortized during the Lease Term, (iii) costs of complying with ADA standards imposed upon Landlord, governmental regulations governing Tenant’s use of Hazardous Materials, and Landlord’s costs of monitoring Tenant’s use of Hazardous Materials including fees charged by Landlord’s consultants to periodically inspect the Premises and the Property, all costs associated with the maintaining and repairing of the parts of the drainage district, and (v) such other costs as may be paid or incurred with respect to operating, maintaining and preserving the Project, such as repairing replacing and resurfacing the exterior surfaces of the buildings (including roofs), repairing, replacing, and resurfacing paved areas, repairing structural parts of the buildings, cleaning, maintaining, repairing, or replacing the interior of the Leased Premises both during the Lease Term and upon the termination of the Lease, and maintaining, repairing or replacing, when necessary electrical, plumbing, sewer, drainage, heating, ventilating and air conditioning systems serving the buildings, providing utilities to the common areas, maintenance, repair, replacement or installation of lighting fixtures, directional or other signs and signals, irrigation or drainage systems, trees, shrubs, materials, maintenance of all landscaped areas, and any rental paid for machinery and equipment (if leased).

D. READY FOR OCCUPANCY: The term “Ready for Occupancy” shall mean the date upon which (i) the Leased Premises are available for Tenant’s occupancy in a broom clean condition and (ii) the improvements, if any, to be made to the Leased Premises by Landlord as a condition to Tenant’s obligation to accept possession of the Leased Premises have been substantially completed and the building department of the City of Fremont shall have approved the construction of the improvements as substantially complete or is willing to so approve the construction of such improvements as substantially complete subject only to compliance with specified conditions which are the responsibility of Tenant to satisfy or is willing to allow Tenant to occupy subject to its receiving assurances by either Landlord or Tenant that specified work will be completed.

E. TENANT’S PROPORTIONATE SHARE: The term “Tenant’s Proportionate Share” or “Tenant’s Share”, as used with respect to an item pertaining to the Building, shall each mean that percentage obtained by dividing the leasable square footage contained within the Leased Premises (as set forth in Article 1) by the total leasable square footage contained within the Building as the same from time to time exists or, as used with respect to an item pertaining to the Project, shall each mean that percentage obtained by dividing the leasable square footage contained within the Leased Premises (as set forth in Article 1) by the total leasable square footage contained within the Project as the same from time to time exists, unless, as to any given item, such a percentage allocation unfairly burdens or benefits a given tenant(s), in which case Landlord shall have the exclusive right to equitably and reasonably allocate such item so as to not unfairly burden or benefit any given tenant(s). Landlord’s reasonable determination of any such special allocation shall be final and binding upon Tenant.

F. BUILDING’S PROPORTIONATE SHARE: The term “Building’s Proportionate Share” or “Building’s Share” shall each mean that percentage which is obtained by dividing the leasable square footage contained in the Building by the leasable square footage contained in all buildings located within the Project, unless, as to any given item, such a percentage allocation unfairly burdens or benefits a given building(s), in which case Landlord shall have the exclusive right to reasonably and equitably allocate such item so as to not unfairly burden or benefit any given building(s). Landlord’s determination of any such special allocation shall be final and binding upon Tenant.

G. BUILDING OPERATING EXPENSES: The term “Building Operating Expenses” shall mean and include the Building’s Proportionate Share of all Real Property Taxes, all Insurance Costs including Landlord’s general liability costs and any insurance costs relating to Article [9.1 F] herein contained, all Project Maintenance Costs, and an accounting fee equal to five percent of the combined total of all such costs.

H. LAW: The term “Law” shall mean any judicial decision and any statute, constitution, ordinance, resolution, regulation, rule, administrative order, or other requirement of any municipal, county, state, federal, or other governmental agency or authority having jurisdiction over the parties to this Lease, the Leased Premises, the Building or the Project, or any of them in effect either at the Effective Date of this Lease or at any time during the Lease Term, including, without limitation, any regulation, order, or policy of any quasi-official entity or body (e.g. a board of fire examiners or a public utility or special district).

I. LENDER: The term “Lender” shall mean the holder of any note or other evidence of indebtedness secured by the Project or any portion thereof.

J. PRIVATE RESTRICTIONS: The term “Private Restrictions” shall mean all recorded covenants, conditions and restrictions, private agreements, casements, and any other recorded instruments affecting the use of the Project, as they may exist from time to time.

K. RENT: The term “rent” shall mean collectively Base Monthly Rent and all Additional Rent, and all other amounts owed by Tenant to Landlord.

13.12 GENERAL WAIVERS: One party’s consent to or approval of any act by the other party, requiring the first party’s consent or approval shall not be deemed to waive or render unnecessary the first party’s consent to or approval of any subsequent similar act by the other party. No waiver of any provision hereof shall be effective unless in writing and signed by the waiving party. The receipt by Landlord of any rent or payment with or without knowledge of the breach of any provision hereof shall not be deemed a waiver of any such breach. No waiver of any provision of this Lease shall be deemed a continuing waiver unless such waiver specifically states so in writing and is signed by both Landlord and Tenant. No delay or omission in the exercise of any right or remedy accruing to either party upon any breach by the other party under this Lease shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by either party of any breach of any provision of this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other provisions herein contained.

13.13 MISCELLANEOUS: Should any provision of this Lease prove to be invalid or illegal, such invalidity or illegality shall in no way affect, impair or invalidate any other provision hereof, and such remaining provisions shall remain in full force and effect. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor. Any copy of this Lease which is executed by the parties shall be deemed an original for all purposes. This Lease shall, subject to the provisions regarding assignment, apply to and bind the respective heirs, successors, executors, administrators and assigns of Landlord and Tenant. The term “party” shall mean Landlord or Tenant as the context implies. If Tenant consists of more than one person or entity, then all members of Tenant shall be jointly and severally liable hereunder. This Lease shall be construed and enforced in accordance with the Laws of the State of California. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against either Landlord or Tenant. The captions used in this Lease are for convenience only and shall not be considered in the construction or interpretation of any provision hereof. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural. The terms “must”, “shall”, “will” and “agree” are mandatory . The term “may” is permissive. When a party is required to do something by this Lease, it shall do so at its sole cost and expense without right of reimbursement from the other party unless specific provision is made therefore. Where Tenant is obligated not to perform any act or is not permitted to perform any act, Tenant is also obligated to restrain any others reasonably within its control, including agents, invitees, contractors, subcontractors and employees, from performing said act. Landlord shall not become or be deemed a partner or a joint venturer with Tenant by reason of any of the provisions of this Lease.

ARTICLE 14

CORPORATE AUTHORITY

14.1 CORPORATE AUTHORITY: If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that Tenant is validly formed and duly authorized and existing, that Tenant is qualified to do business in the State of California, that Tenant has the full right and legal authority to enter into this Lease, that he or she is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with the bylaws and/or a board of directors’ resolution of Tenant, and that this Lease is binding upon Tenant in accordance with its terms.

14.2 ENTIRE AGREEMENT: This Lease, the Exhibits (as described in Article 1) and the Addenda (as described in Article 1), which Exhibits and Addenda are by this reference incorporated herein, constitute the entire agreement between the parties, and there are no other agreements, understandings or representations between the parties relating to the lease by Landlord of the Leased Premises to Tenant, except as expressed herein. No subsequent changes, modifications or additions to this Lease shall be binding upon the parties unless in writing and signed by both Landlord and Tenant.

14.3 LANDLORD’S REPRESENTATIONS: Tenant acknowledges that neither Landlord nor any of its agents made any representations or warranties respecting the Project, the Building or the Leased Premises, upon which Tenant relied in entering into this Lease, which are not expressly set forth in this Lease. Tenant further acknowledges that neither Landlord nor any of its agents made any representations as to (i) whether the Leased Premises may be used for Tenant’s intended use under existing Law or (ii) the suitability of the Leased Premises for the conduct of Tenant’s business or (iii) the exact square footage of the Leased Premises, that Tenant relied solely upon its own investigations respecting said matters and that upon its execution of this Lease, accepts the leasable area as specified herein. Tenant expressly waives any and all claims for damage by reason of any statement, representation, warranty, promise or other agreement of Landlord or Landlord’s agent(s), if any, not contained in this Lease or in any Addenda hereto.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the respective dates below set forth with the intent to be legally bound thereby as of the Effective Date of this Lease.

AS LANDLORD:		AS TENANT:

PEN ASSOCIATES NO. 2, LLC		ArcSoft, Inc.
a California limited liability company		a California corporation
By:	RENCO PROPERTIES, INC.
a California corporation
Its Managing Member

BY:	/s/ Donald E. Vermeil	BY:	/s/ [signature illegible]

TITLE:	[illegible]	TITLE:	CEO

BY:	William N. Neidig	BY:

TITLE:	Executive Vice President	TITLE:

LAKEHOUSE, LLC a California limited liability company

BY:	/s/ William N. Neidig
William N. Neidig
Managing Member

DATE: January 13, 1998	DATE: January 12, 1998

EXHIBIT “A”

[GRAPHIC OMITTED]

[GRAPHIC OMITTED]

EXHIBIT B

FIRST ADDENDUM TO LEASE

THIS FIRST ADDENDUM TO LEASE (“Addendum”) is made to that Standard Multi-Tenant Lease Form dated as of January 7, 1998, (the “Lease”) by and between PEN ASSOCIATES NO. 2, LLC, a California limited liability company, and LAKEHOUSE, LLC, a California limited liability company as Tenants in Common (“Landlord”) and ArcSoft, Inc., a California Corporation (as “Tenant”), for the lease of space located at 46601—46605 Fremont Boulevard in Fremont California (the “Leased Premises”). The parties hereto agree that the Lease is amended, changed and modified by the following provisions, which are hereby added to the Lease:

Unless otherwise expressly provided herein, all terms which are given a special definition by the Lease that are used herein are intended to be used with the definition given to them by the Lease. The provisions of the Lease shall remain in full force and effect except as specifically amended hereby. In the event of any inconsistency between the Lease and this Addendum, the terms of this Addendum shall prevail.

3.5 Security Deposit: Notwithstanding anything to the contrary in Article 3.5 of the Lease, provided that Tenant has not been in default under the terms of the Lease at any time during the first twelve (12) months of the Lease Term, Landlord shall return to Tenant the amount of Twenty Four Thousand Five Hundred Seventy Six ($24,576.00) Dollars from the Security Deposit. In the event that Tenant is in default under any terms of the Lease during any portion of the first twelve (12) months of the Lease, Landlord shall retain the entire amount of the Security Deposit until the termination of the Lease and then the return of the Security Deposit shall be governed by Article 3.5 of the Lease.

Furthermore, provided that Tenant has not been in default under the terms of the Lease at any time during the first twenty four (24) months of the Lease Term, and Tenant shall have established through audited financial reports and statements that Tenant shall have earned a net profit in excess of Three Million ($3,000,000.00) Dollars for the year ending December 31, 1999, Landlord shall return to Tenant the amount of Twenty Five Thousand Four Hundred Ten ($25,410.00) Dollars from the remaining Security Deposit such that commencing with the first day of the third year of the Lease, the remaining Security Deposit shall be the sum of Twenty Eight Thousand, Seven Hundred Forty Four ($28,744.00) Dollars. In the event that Tenant is in default under any terms of the Lease during any portion of the second twelve (12) months of the Lease, Landlord shall retain the entire remaining amount of the Security Deposit until the termination of the Lease and then the return of the Security Deposit shall be governed by Article 3.5 of the Lease.

Landlord and Tenant each agree to equally split the cost of installing two doors (one normal 3’ door and one double door) between the spaces being leased to Tenant and that Landlord shall bear the cost of removing the wall sepaprting the two lobbies of the spaces and of creating a 3’ 6’ opening behind the restrooms to allow access between the two spaces and of aligning the lobby walls with one another.

IN WITNESS WHEREOF, Landlord and Tenant have executed this First Addendum To Lease with the intent to be legally bound thereby, to be effective as of the date the second party signs this First Addendum To Lease.

AS LANDLORD:		AS TENANT:

PEN ASSOCIATES NO. 2, LLC		ArcSoft, Inc.
a California limited liability company		a California corporation
By:	RENCO PROPERTIES, INC.
a California corporation
Its Managing Member

BY:	/s/ Donald E. Vermeil	BY:	/s/ [signature illegible]

TITLE:	[illegible]	TITLE:	CEO

BY:	William N. Neidig	BY:

TITLE:	Executive Vice President	TITLE:

LAKEHOUSE, LLC a California limited liability company

BY:	/s/ William N. Neidig
William N. Neidig
Managing Member
DATE: January 13, 1998		DATE: January 12, 1998

D/T (8-81)

RECORDING REQUESTED BY AND

WHEN RECORDED RETURN TO:

SUBORDINATION,

NON-DISTURBANCE AND ATTORNMENT AGREEMENT

NOTICE:	THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT RESULTS IN YOUR LEASEHOLD ESTATE IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

THIS AGREEMENT is entered into by and among Tenant, Landlord, and Beneficiary and affects the Property described in Exhibit A attached hereto. The terms “Tenant”, “Landlord”, “Beneficiary”, “Premises”, “Lease”, “Property”, “Loan”, “Note”, and “Mortgage” are defined in the Schedule of Definitions attached hereto as Exhibit B. This Agreement is entered into with reference to the following facts:

A. Landlord and Tenant have entered into the Lease covering the Premises in the Property.

B. Beneficiary has agreed to make the Loan to Landlord to be evidenced by the Note, which Note is to be secured by the Mortgage covering the Property, provided that the Lease is subordinated to the lien of the Mortgage.

C. For the purposes of completing the Loan, the parties hereto desire expressly to subordinate the Lease to the lien of the Mortgage, it being a condition precedent to Beneficiary’s obligation to consummate the Loan that the lien of the Mortgage be unconditionally and at all times prior and superior to the leasehold interests and estates created by the Lease.

D. Tenant has requested that Beneficiary agree not to disturb Tenant’s possessory rights in the Premises in the event Beneficiary should foreclose the Mortgage; provided that Tenant is not then in default under the Lease and provided further that Tenant attorns to Beneficiary or the purchaser at any foreclosure or trustees sale of the Property.

NOW THEREFORE, in consideration of the mutual covenants contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Subordination. Notwithstanding anything to the contrary set forth in the Lease, the Lease and the leasehold estate created thereby and all of Tenant’s rights thereunder shall be and shall at all times remain subject, subordinate and inferior to the Mortgage and the lien thereof, and all rights of Beneficiary thereunder and to any and all renewals, modifications, consolidations, replacements and extensions thereof.

2 Acknowledgment and Agreement by Tenant. Tenant acknowledges and agrees that:

(a) Beneficiary would not make the Loan without this Agreement;

EXHIBIT C

(b) It consents to the Mortgage and the agreements evidencing and securing the Loan; and

(c) Beneficiary, in making any disbursements to Landlord, is under no obligation or duty to oversee or direct the application of the proceeds of such disbursements, and such proceeds may be used by Landlord for purposes other than improvement of the Property.

(d) From and after the date hereof, in the event of any act or omission by Landlord which would give Tenant the right, either immediately or after the lapse of time, to terminate the Lease or to claim a partial or total eviction, Tenant will not exercise any such right:

(i) until it has given written notice of such act or omission to Beneficiary; and

(ii) until the same period of time as is given to Landlord under the Lease to cure such act or omission shall have elapsed following such giving of notice to Beneficiary and following the time when Beneficiary shall have become entitled under the Mortgage to remedy the same.

(e) It has notice that the Lease and the rent and all other sums due thereunder have been assigned or are to be assigned to Beneficiary as security for the Loan secured by the Mortgage. In the event that Beneficiary notifies Tenant of a default under the Mortgage and demands that Tenant pay its rent and all other sums due under the Lease to Beneficiary, Tenant shall honor such demand and pay its rent and all other sums due under the Lease directly to Beneficiary or as otherwise required pursuant to such notice.

(f) It shall send a copy of any notice or statement under the Lease to Beneficiary at the same time such notice or statement is sent to Landlord.

(g) It has no right or option of any nature whatsoever, whether pursuant to the Lease or otherwise, to purchase the Premises or the Property, or any portion thereof or any interest therein, and to the extent that Tenant has had, or hereafter acquires, any such right or option, the same is hereby acknowledged to be subject and subordinate to the Mortgage and is hereby waived and released as against Beneficiary.

(h) This Agreement satisfies any condition or requirement in the Lease relating to the granting of a non-disturbance agreement.

3. Foreclosure and Sale. In the event of foreclosure of the Mortgage, or upon a sale of the Property pursuant to the trustee’s power of sale contained therein, or upon a transfer of the Property by conveyance in lieu of foreclosure, then:

(a) Non-Disturbance. So long as Tenant complies with this Agreement and is not in default under any of the terms, covenants, or conditions of the Lease, the Lease shall continue in full force and effect as a direct lease between the succeeding owner of the Property and Tenant, upon and subject to all of the terms, covenants and conditions of the Lease, except as set forth in Exhibits C and D attached hereto, for the balance of the term of the Lease. Tenant hereby agrees to adhere to and accept any such successor owner as landlord under the Lease, and to be bound by and perform all of the obligations imposed by the Lease, and Beneficiary, or any such successor owner of the Property, will not disturb the possession of Tenant, and will be bound by all of the obligations imposed on the Landlord by the Lease, except as set forth in Exhibits C and D attached hereto; provided, however, that Beneficiary, or any purchaser at a trustees or sheriff’s sale or any successor owner of the Property shall not be:

(i) liable for any act or omission of a prior landlord (including Landlord); or

EXHIBIT C

2

(ii) subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord); or

(iii) bound by any rent or additional rent which Tenant might have paid in advance to any prior landlord (including Landlord) for a period in excess of one month or by any security deposit, cleaning deposit or other prepaid charge which Tenant might have paid in advance to any prior landlord (including Landlord); or

(iv) bound by any agreement or modification of the Lease made without the written consent of Beneficiary.

(b) New Lease. Upon the written request of either Beneficiary or Tenant to the other given at the time of any foreclosure, trustee’s sale or conveyance in lieu thereof, the parties agree to execute a lease of the Premises upon the same terms and conditions as the Lease between Landlord and Tenant, with the changes set forth in Exhibits C and D attached hereto, which lease shall cover any unexpired term of the Lease existing prior to such foreclosure, trustee’s sale or conveyance in lieu of foreclosure.

(c) The provisions of the Lease set forth in Exhibit C shall be of no force or effect and shall not be binding upon Beneficiary or any purchaser or transferee acquiring the Property as a result of such foreclosure, trustee’s sale or conveyance in lieu thereof, and in the event of such foreclosure, trustee’s sale, or conveyance in lieu thereof, the provisions set forth in Exhibit D shall be added to the Lease and shall be effective and binding upon Tenant.

(d) See paragraph 8.

(e) Beneficiary shall have no liability to Tenant or any other party for any conflict between the provisions of the Lease and the provisions of any other lease affecting the Property, including, but not limited to any provisions relating to renewal options and options to expand, and in the event of such a conflict, Tenant shall have no right to cancel the Lease or take any other remedial action against Beneficiary or action against any other party for which Beneficiary would be liable.

4. Acknowledgment and Agreement by Landlord. Landlord, as landlord under the Lease and mortgagor or trustor under the Mortgage, acknowledges and agrees for itself and its heirs, successors and assigns, that:

(a) This Agreement does not:

(i) constitute a waiver by Beneficiary of any of its rights under the Mortgage; and/or

(ii) in any way release Landlord from its obligations to comply with the terms, provisions, conditions, covenants, agreements and clauses of the Mortgage;

(b) The provisions of the Mortgage remain in full force and effect and must be complied with by Landlord; and

(c) In the event of a default under the Mortgage, Tenant may pay all rent and all other sums due under the Lease to Beneficiary as provided in this Agreement.

EXHIBIT C

3

5. No Obligation of Beneficiary. Beneficiary shall have no obligation or incur any liability with respect to the erection or completion of the improvements in which the Premises are located or for completion of the Premises or any improvements for Tenant’s use and occupancy, either at the commencement of the term of the Lease or upon any renewal or extension thereof or upon the addition of additional space, pursuant to any expansion rights contained in the Lease.

6. Notice. All notices hereunder to Beneficiary shall be deemed to have been duly given if mailed by United States registered or certified mail, with return receipt requested, postage prepaid to Beneficiary at its address set forth in Exhibit B attached hereto (or at such other address as shall be given in writing by Beneficiary to Tenant) and shall be deemed complete upon any such mailing.

7. Miscellaneous.

(a) This Agreement supersedes any inconsistent provision of the Lease.

(b) Nothing contained in this Agreement shall be construed to derogate from or in any way impair or affect the lien and charge or provisions of the Mortgage.

(c) Beneficiary shall have no obligations nor incur any liability with respect to any warranties of any nature whatsoever, whether pursuant to the lease or otherwise, including, without limitation, any warranties respecting use, compliance with zoning, Landlord’s title, Landlord’s authority, habitability, fitness for purpose or possession.

(d) In the event that Beneficiary shall acquire title to the Premises or the Property, Beneficiary shall have no obligation, nor incur any liability, beyond Beneficiary’s then equity interest, if any, in the Premises, and Tenant shall look exclusively to such equity interest of Beneficiary, if any, in the Premises for the payment and discharge of any obligations imposed upon Beneficiary hereunder or under the Lease, and Beneficiary is hereby released and relieved of any other obligations hereunder and under the Lease.

(e) This Agreement shall inure to the benefit of the parties hereto, their respective successors and permitted assigns; provided however, that in the event of the assignment or transfer of the interest of Beneficiary, all obligations and liabilities of Beneficiary under this Agreement shall terminate, and thereupon all such obligations and liabilities shall be the responsibility of the party to whom Beneficiary’s interest is assigned or transferred; and provided further that the interest of Tenant under this Agreement may not be assigned or transferred without the prior written consent of Beneficiary.

(f) This Agreement shall be governed by and construed in accordance with the laws of the State in which the Property is located.

8. In the event of foreclosure of the Mortgage, or [illegible] a sale of the property pursuant to the trustee’s power of sale contained therein, or upon a transfer of the Property [illegible] conveyance in lieu of foreclosure, Beneficiary shall have no responsibility to provide (or liability for not providing) any additional space for which Tenant has any option or right under the Lease in the event that (a) Beneficiary does not own and control such additional space, (b) Beneficiary’s providing such additional space to Tenant will conflict with the rights of another tenant under or the provisions of any other lease affecting the Property or such additional space and/or (c) Beneficiary’s providing such additional space to Tenant could give rise, in Beneficiary’s good faith discretion, to a claim against Beneficiary by any third party, and Tenant hereby releases Beneficiary from any obligation it may otherwise have to provide the same under any or all of such circumstances and agrees that Tenant shall have no right to cancel the Lease, abate rent or assert any claim against Beneficiary as a result of the failure to provide any option space under any or all of such circumstances.

EXHIBIT C

4

TENANT ESTOPPEL CERTIFICATE

                        , 1996

To: Lender

Gentlemen:

The undersigned,                                 , (“Tenant”), as tenant under a lease (the “Lease”) of certain premises dated                  executed by Tenant and                      (“Landlord”) does hereby state, declare, represent and warrant as follows:

1. The copy of the Lease attached hereto as Exhibit A is a true and correct copy of the Lease and the Lease is in full force and effect and has not been amended, supplemented or changed, except as follows [if none, so state]:

2. Tenant has accepted possession of the premises demised under the Lease, and all items of an executory nature have been completed under the terms of the Lease, including, but not limited to, completion of construction of the demised premises (and all other improvements required under the Lease) in accordance with applicable plans and specifications and within the time periods set forth in the Lease and otherwise in accordance with the Lease, and payment of any improvement allowance or other funds owing by Landlord to Tenant. Tenant further acknowledges that the term commenced on                  and shall expire on                 , unless sooner terminated or extended in accordance with the terms of the Lease.

3. No default or event that with the passing of time or the giving of notice, or both, would constitute a default (referred to herein collectively as a “default”) on the part of the undersigned exists under the Lease in the performance of the terms, covenants and conditions of the Lease required to performed on the part of the undersigned.

4. No default on the part of Landlord exists under the Lease in the performance of the terms, covenants and conditions of the Lease required to be performed on the part of Landlord.

5. Tenant has no option to renew the Lease or to expand and no right to purchase the property of which the premises are a part, or any part thereof.

6. No rentals are accrued and unpaid under the Lease.

7. No prepayments of rentals due under the Lease have been made and no security or deposits as security have been made thereunder, except as set forth in the Lease.

EXHIBIT D

Page 1.

8. The undersigned has no defense as to its obligations under the Lease and claims no setoff or counterclaim against Landlord.

9. The undersigned has not received notice of any assignment, hypothecation, mortgage, or pledge of Landlord’s interest in the Lease or the rents or other amounts payable thereunder.

10. The undersigned agrees to notify you of any default on the part of Landlord under the Lease which would entitle the undersigned to cancel the Lease or the abate the rent payable thereunder, and further agrees that, notwithstanding any provisions of the Lease, no notice or cancellation thereof shall be effective unless you have received said notice and have failed within thirty (30) days after the expiration of the cure period provided to Landlord under the Lease to cure or commence to cure the default which gave rise to the notice of cancellation.

11. The undersigned understands and acknowledges that you are about to make a loan to Landlord and receive as part of the security for such loan (i) a Deed of Trust and Security Agreement with Assignment of Rents and Fixture Filing encumbering Landlord’s fee interest in the property of which the leased premises are a portion and the rents, issues and profits of the Lease and (ii) an Assignment of Leases which affects the Lease, and that you are relying upon the representations and warranties contained herein in making such loan.

TENANT

By
Its:

By
Its:

EXHIBIT D

Page 2.

EXHIBIT E

ACCEPTANCE AGREEMENT

This Acceptance Agreement is made as of                      19     by and between the parties hereto with regard to that Lease dated                     , by and between PEN Associates No. 2, LLC, and Lakehouse, LLC, as Tenants in Common, as Landlord (“Landlord”), and                      a                      corporation, as Tenant (“Tenant”), affecting those premises commonly known as Renco 60, located at                      Fremont Boulevard in the City of Fremont, State of California (the “Premises”). The parties agree as follows:

1. All improvements required to be constructed by Landlord by the Lease have been completed in accordance with the terms of the Lease and are hereby accepted by Tenant, subject to the completion of punchlist items identified on Exhibit “A” attached hereto.

2. Possession of the Premises has been delivered to Tenant and Tenant has accepted and taken possession of the Premises.

3. The Lease Commencement Date is:                     .

4. The Lease Term shall expire on                     , unless sooner terminated according to the terms of the Lease or by mutual agreement.

5. The Base Monthly Rent due pursuant to the Lease is as follows:

_________	through	$
_________	through	$

6. Landlord has received a Security Deposit in the amount of                      ($                    ).

7. Landlord has received Prepaid Rent in the amount                      ($                    ) which shall be applied to the first installment(s) of Base Monthly Rent.

8. The Lease is in full force and effect, neither party is in default of its obligations under the Lease, and Tenant has no setoffs, claims, or defenses to the enforcement of the Lease.

AS LANDLORD:		AS TENANT:
PEN Associates No. 2, LLC		__________________________
a California limited liability company		a ____________ corporation
By:	Renco Properties, Inc.
a California corporation
Managing Member

By:	By:

Title:	Title:

By:	By:

Title:	Title:

Lakehouse, LLC
a California limited liability company

By:
William N. Neidig
Managing Member

Dated:		Dated:

[GRAPHIC OMITTED]

EXHIBIT F

EXHIBIT “G”

[LOGO]

RENCO PROPERTIES, INC. BAYSIDE CENTER - EXTERIOR SIGN STANDARDS

Scaled plans showing sizes, square footage used, placement, colors and materials must be submitted to RENCO PROPERTIES, INC. for approval by the review board or their sign advisors, Sign Classics prior to obtaining City Sign Permits.

(A)	BUILDING MOUNTED SIGNS: FRONT OF BUILDING

(1)	General Information

(a)	Each tenant may have one sign over the lobby entrance, on the front of the building.

(b)	Businesses with additional departments or divisions, having separate lobbies, and entrances may be allowed a second sign on the front. The tenant’s logo may be repeated on the additional sign, and the sign must clearly identify the division or department.

(c)	The content of the Wall Sign is limited to the Corporate or Company name, Logo, Trademark, and/or Division Name. No description of products or services, slogans, phone numbers, banners, or any other type of sign is permitted. Any tenant with two company names under one street address, will be required to combine both business names on the same sign.

(2)	Removable Sign Panel Backgrounds

(a)	RENCO PROPERTIES requires that all sign backgrounds mounted on the fronts of the buildings be made of a sturdy, weather resistant material, measuring at most, 30” x 132”, wood is not allowed. The minimum dimensions for the signs are 30” x 72” Signs to be attached with no more than (4) molly bolts with #10 bolts.

(b)	Sign panels are to have mounting systems which provide that no visible fasteners will show on the sign face are preferred.

(3)	Letters and Logos

(a)	Cut out or routed letters and logos are the standard for the park. No illuminated signs will be allowed on the fronts of the buildings.

(b)	All letters, cut outs, logos and panels over 2” tall should be made from materials which are a minimum of 1/4” thick, and a maximum of 3/4” thick. Cut out letters which are 2” tall or less can be 1/8” thick.

(c)	Materials such as aluminum, acrylic, and expanded PVC, (brand names commonly called Cellec, Sintra, Komatex, Trovicel ), are acceptable. Medex is commonly used for cut outs, but is not recommended for long exterior life. A sign which is not holding up to the elements will be required to be removed.

(d)	Vinyl copy is not allowed for the main portion of the sign. The Logo and/or Letters must be made from cut outs, and vinyl may be used on the face of a cut out, but not on the face of the sign panel.

(e)	Your logo colors will be allowed, but no fluorescent colors will be permitted. All colors must be approved by Renco Properties or Sign Classics. Very bright colors are unlikely to be approved

(B)	BUILDING MOUNTED SHIPPING AND RECEIVING SIGNS

(1)	One sign is permitted for every shipping entrance, and is to be located on or near the personal door.

(2)	The sign should be a maximum size of 20” wide, x 32” tall.

(3)	Signs should be made of 1/8” aluminum, copy material is open (vinyl is ok).

SIGN CLASSICS, INC.

1014 TIMOTHY DRIVE, SAN JOSE, CA 95133 (408) 298-1600

[LOGO]

(C)	DIRECTIONAL SIGNS

No additional directional signs will permitted in any berm, parking, or driveway area.

(D)	Approval

All sign layouts, colors and materials must be approved by Renco Properties or Sign Classics, before permits are pulled.

(E)	Inquiries

For more information or questions contact Sign Classics, atten. Ken Fisher at (408) 298-1600 Fax (408) 298-3177.

SIGN CLASSICS, INC.

1014 TIMOTHY DRIVE SAN JOSE, CA 95133 (408) 298-1600

This Right of First Offer (“First Offer”) is entered into by and between PEN ASSOCIATES NO. 2, LLC, a California limited liability company, and LAKEHOUSE, LLC, a California limited liability company (“Landlord”) and ArcSoft, Inc., A California Corporation (“Tenant”) to be effective as of the Lease Commencement Date related to the lease as noted below.

That certain Lease dated as of January 7, 1998, by and between Landlord and Tenant for the lease of approximately 16,674 square feet in that certain building consisting of 108575 square feet, more or less, located at 46601 and 46605 Fremont Boulevard, Fremont, Calif.

1. For and in consideration of Tenant entering into the Lease and other valuable consideration, Landlord hereby grants to Tenant this Right of First Offer.

Landlord hereby grants to Tenant a Right of First Offer to be effective in the event that any portion or portions of the Building of which the Leased Premises are a part, should become available during the term of this Lease. At such time as said portion(s) is/are determined by Landlord to be available for lease, Landlord shall first offer said portion(s) to Tenant together with the terms and conditions upon which the space is to be offered to the general public or any other tenant in the Project. Tenant shall then have Five (5) business days during which to evaluate the offer from Landlord and to make an election as to whether or not Tenant shall lease said space upon the terms offered or upon terms which are acceptable to Landlord. In the event that Tenant responds in the negative or does not respond to Landlord’s offer within the time hereby specified, it shall be conclusively deemed that Tenant shall not have exercised its Right of First Offer and thereafter Landlord shall be free to offer said space on the general market or to other tenants within the Project and to enter into a lease transaction with another tenant without further obligation to Tenant. If Tenant accepts the Premises, the Lease shall be on all of the terms and conditions of Tenant’s Lease as noted above except for the Base Monthly Rent and any other terms specifically set forth in Landlord’s notice.

AS LANDLORD:		AS TENANT:

PEN ASSOCIATES NO. 2, LLC		ArcSoft, Inc.
a California limited liability company		a California corporation
By:	RENCO PROPERTIES, INC.
a California corporation
Its Managing Member

BY:	/s/ Donald E. Vermeil	BY:	/s/ [signature illegible]

TITLE:	[illegible]	TITLE:	CEO

BY:	William N. Neidig	BY:

TITLE:	Executive Vice President	TITLE:

LAKEHOUSE, LLC
a California limited liability company

BY:	/s/ William N. Neidig
William N. Neidig
Managing Member

DATE: January 13, 1998		DATE: January 12, 1998

May 7, 1998

By Certified Mail-Return Receipt Requested

ArcSoft

46601 Fremont Boulevard

Fremont. CA 94538

Attn: Mike Lin

NOTICE OF LEASE ASSIGNMENT

Premises: 46601 Fremont Boulevard

Fremont, California

Lease: Lease entered into by and between Renco Investment Company, Lakehouse LLC and PEN Associates No. 2, LLC, as Landlord and ArcSoft as Tenant, dated as of January 7,1998 covering the Premises, as amended.

This is to notify you that in accordance with the terms of assignment of Leases which was recorded in the Official Records of Alameda County, California on May 7, 1998, there has been duly assigned by the undersigned to Metropolitan Life Insurance Company, a New York corporation, whose address is 101 Lincoln Centre Drive, Sixth Floor, Foster City, California 94404-1121, the entire interest of the Landlord in the above-mentioned Lease.

The Assignment of Leases sets forth the following provisions:

Assignor irrevocably authorizes and directs the lessees and any successors to the respective interests of the lessees, upon receipt of any written request of Assignee stating that an Event of Default (as defined in the Deed of Trust) exists, to pay to Assignee the rents due and to become due under the Leases. Assignor agrees that the lessees shall have the right to rely upon any such statement and request by Assignee, that the lessees shall pay such rents to Assignee without any obligation or right to inquire as to whether an Event of Default actually exists and notwithstanding any notice from or claim against the lessees for any such rents so paid by the lessees to Assignee. Upon the curing of all Events of Default, Assignee shall give written notice thereof to the lessees and thereafter, until the receipt of any further similar written requests of Assignee, if any, the lessees shall pay the rents to Assignor. It is understood and agreed that neither the assignment of income, rents, issues, profits and proceeds to Assignee nor the exercise by Assignee of any of its rights or remedies under this Assignment shall be deemed to make Assignee a “mortgagee-in-possession” or otherwise responsible or liable in any manner with respect to the Property or the use, occupancy, enjoyment or operation of all or any portion thereof, unless and until Assignee, in person or by agent, assumes actual possession thereof, nor shall appointment of a receiver for the Property by any court at the request of Assignee or by agreement with Assignor or the entering into possession of the Property or any part thereof by such receiver be deemed to make Assignee a “mortgagee-in-possession” or otherwise responsible or liable in any manner with respect to the Property of the use, occupancy, enjoyment or operation of all or any portion thereof.

You are further notified that all rental payments under your Lease shall continue to be paid as hereto for in accordance with the terms of your Lease unless you are otherwise notified in writing by Metropolitan Life Insurance Company pursuant to the above provision.

The interest of the Landlord in the Lease has been assigned to Metropolitan Life Insurance Company solely as security for the purposes specified in such Assignment, and Metropolitan Life Insurance Company assumes no duty, liability or obligation under the Lease or any extension or renewal of the Lease either by virtue of such Assignment or by any subsequent receipt or collection of rents under the Assignment.

Very truly yours,

Lakehouse, LLC,
a California limited liability company

By:	/s/ William N. Neidig
William N. Neidig
Managing Member
Lakehouse, LLC

PEN Associates No. 2. LLC.
a California limited liability company

By:	/s/ Donald E. Vermeil
DONALD E. VERMEIL
SECRETARY/TREASURER
RENCO PROPERTIES, INC.

[GRAPHIC OMITTED]

FIRST AMENDMENT TO LEASE

ArcSoft, Inc.

THIS FIRST AMENDMENT TO LEASE (“Amendment”) dated for reference purposes as of October 19, 2000, is made to that Standard Multi-Tenant Lease Form Lease dated as of December 17, 1998, (the “Lease”) by and between ArcSoft Inc. a California corporation as (“Tenant”), and PEN Associates No. 2., LLC, a California limited liability company and Lakehouse, LLC, a California limited liability company, as Tenants in Common as (“Landlord”), for the lease of space located at 46601 - 46605 Fremont Boulevard, Fremont, California (the “Leased Premises”).

The parties hereto agree that the Lease is amended, changed and modified by the following provisions, which are hereby added to the Lease:

Unless otherwise expressly provided herein, all terms which are given a special definition by the Lease that are used herein are intended to be used with the definition given to them by the Lease. The provisions of the Lease shall remain in full force and effect except as specifically amended hereby. In the event of any inconsistency between the Lease and this Amendment, the terms of this Amendment shall prevail.

Effective as of August 15, 2000, the following terms of the Lease are amended:

1.1 G Lease Expiration Date: No Change, March 19, 2003.

1.1 K Tenant’s Security Deposit: Tenant’s Security Deposit shall increase by fifteen thousand four hundred forty three dollars ($15,443.00) from fifty four thousand one hundred fifty four dollars ($54,154.00) to sixty nine thousand five hundred ninety seven dollars ($69,597.00).

1.1 N. Undesignated and non-exclusive number of parking spaces: 80

1.1 O. Leased Premises. That certain space shown in red on Exhibit B attached hereto and incorporated herein by this reference consisting of approximately 21,343 square feet, including three spaces located at 46601, 46605 and 46613 Fremont Boulevard, Fremont, California.

1.1 P. Base Monthly Rent: August 1, 2000, through August 31, 2000, thirty three thousand two hundred forty six dollars ($33,246.00). September 1, 2000, through March 19, 2001, forty thousand two hundred fifty dollars ($40,250.00) per month, March 20, 2001, through March 19, 2002, forty one thousand seven hundred eighty five dollars ($41,785.00) per month, March 20, 2002, through March 19, 2003, forty three thousand three hundred fifty three dollars ($43,353.00) per month.

Fourth Amendment To Lease

6.1 Alterations By Landlord: The additional space is leased “As Is”.

14.4 Warrants: As a consideration of Landlord entering into this Amendment, Tenant shall deliver to Landlord a warrant in a form and substance acceptable to Landlord to purchase ten thousand (10,000.00) shares of Tenant’s preferred B stock for a purchase price of $1.50 per share which warrant shall be delivered to Landlord within three days following the filing of an Amendment to Articles of Incorporation increasing Series B preferred stock reservation. The warrant shall have a minimum term of ten years and Series B preferred stock issuable upon exercise of the warrant, shall have the same rights and privileges as other series B preferred stock.

IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment To Lease with the intent to be legally bound thereby, to be effective as of the date the second party signs this First Amendment To Lease.

[GRAPHIC OMITTED]

EXHIBIT B

Fourth Amendment To Lease

AS LANDLORD:		AS TENANT:
PEN ASSOCIATES NO. 2, LLC a California limited liability company		ArcSoft, Inc. a California corporation
By:	RENCO PROPERTIES, INC.
a California corporation
Its Managing Member

BY:	/s/ Donald E. Vermeil	BY:	/s/ [signature illegible]
DONALD E. VERMEIL
SECRETARY/TREASURER

TITLE:	RENCO PROPERTIES, INC.	TITLE:	President

BY:	/s/ William N. Neidig	BY:

TITLE:	Exec. V.P. & Asst. Secy.	TITLE:
Renco Properties

LAKEHOUSE, LLC a California limited liability company

BY:	/s/ William N. Neidjg
William N. Neidjg
Managing Member
DATE: 11/1/2000		DATE: 10/30/2000

SECOND AMENDMENT TO LEASE

ArcSoft, inc.

THIS SECOND AMENDMENT TO LEASE (“Amendment”) dated for reference purposes as of November 28, 2000, is made to that Standard Multi-Tenant Lease Form Lease dated as of December 17, 1998, (the “Lease”) by and between ArcSoft, Inc. a California corporation as (“Tenant”), and PEN Associates No. 2., LLC, a California limited liability company and Lakehouse, LLC, a California limited liability company, as Tenants in Common as (“Landlord”), for the lease of space located on Fremont Boulevard, Fremont, California (the “Leased Premises”).

The parties hereto agree that the Lease is amended, changed and modified by the following provisions, which are hereby added to the Lease:

Unless otherwise expressly provided herein, all terms which are given a special definition by the Lease that are used herein are intended to be used with the definition given to them by the Lease. The provisions of the Lease shall remain in full force and effect except as specifically amended hereby. In the event of any inconsistency between the Lease and this Amendment, the terms of this Amendment shall prevail.

Effective as of December 1, 2000, the following terms of the Lease are amended:

1.1 G Lease Expiration Date: November 30, 2004.

1.1 K Tenant’s Security Deposit Tenant’s Security Deposit shall increase by seventeen thousand three hundred seventy four dollars ($17,374.00) from sixty nine thousand five hundred ninety seven dollars ($69,597.00) to eighty six thousand nine hundred seventy one dollars ($86,971.00)

1.1 N. Undesignated and non-exclusive number of parking spaces: 100

1.1 O. Leased Premises. That certain space shown in red on Exhibit B attached hereto and incorporated herein by this reference consisting of approximately 26,200 square feet, including four spaces located at 46601, 46605, 46609, and 46613 Fremont Boulevard, Fremont, California.

1.1 P. Base Monthly Rent: December 1, 2000 through March 19, 2001 fifty four thousand eight hundred twenty one dollars ($54,821.00), March 20, 2001, through March 19, 2002, fifty six thousand seven hundred ninety-three dollars ($56,793.00), March 20, 2002, through March 29, 2003, fifty nine thousand one hundred twelve dollars ($59,112.00), March 20, 2003 through March 19, 2004, sixty two thousand sixty seven dollars ($62,067.00), March 20, 2004, through November 30, 2004, sixty five thousand one hundred seventy dollars ($65,170.00). Monthly rent shall be prorated on a daily basis for partial months.

2.6 Surrender Of Possession: Immediately prior to the expiration or sooner termination of the Lease Tenant at its sole cost shall pay to Landlord the cost to install demising walls between each of the four spaces occupied by Tenant as

Second Amendment To Lease

shown on Exhibit B and perform any other work required so that Landlord may lease the Premises to four separate occupants with no additional work required of Landlord.

3.5 Security Deposit: section 3.5 of the First Addendum To Lease is hereby void.

6.1 Alterations By Landlord: The additional space is leased “As Is”.

14.4 Warrants: As a consideration of Landlord entering into this Amendment, Tenant shall deliver to Landlord a warrant in a form and substance acceptable to Landlord to purchase ten thousand (10,000) shares of Tenant’s preferred B stock for a purchase price of $1.50 per share which warrant shall be delivered to Landlord prior to Tenant s occupancy of the Premises. The form of the warrant shall be acceptable to Landlord. In the event that Tenant does not deliver the warrant to Landlord by December 1, 2000, Tenant shall pay rent for the expansion space but shall not occupy it until the warrant has been delivered to Landlord.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Second Amendment To Lease with the intent to be legally bound thereby, to be effective as of the date the second party signs this First Amendment To Lease.

AS LANDLORD:		AS TENANT:
PEN ASSOCIATES NO. 2, LLC a California limited liability company		ArcSoft, Inc. a California corporation

By:	RENCO PROPERTIES, INC.
a California corporation
Its Managing Member

BY:	/s/ Donald E. Vermeil	BY:	/s/ Joe Bollentini
DONALD E. VERMEIL
SECRETARY/TREASURER
RENCO PROPERTIES, INC.

TITLE:		TITLE:	Joe Bollentini, Exec. V.P & C.O.O.

BY:	William N. Neidig	BY:	/s/ [signature illegible]

TITLE:	Exec. V.P. & Asst. Secy.	TITLE:	Corporate Controller
Renco Properties, Inc.

LAKEHOUSE, LLC a California limited liability company

BY:	/s/ William N. Neidig
William N. Neidig
Managing Member
DATE: 4/4/2000		DATE: Dec. 1, 2000

[GRAPHIC OMITTED]

EXHIBIT B